Exhibit 10.12

                      AMENDED AND RESTATED LOAN AGREEMENT

        This AMENDED AND RESTATED LOAN AGREEMENT, dated as of March 10, 2005, is between CAROLINA NATIONAL TRANSPORTATION INC., an Indiana corporation ("Carolina"); GULF LINE TRANSPORT INC., an Indiana corporation ("Gulf
Line"); FIVE STAR TRANSPORT, INC., an Indiana corporation ("Five Star"); CAM TRANSPORT, INC., an Indiana corporation ("Cam"); UNITY LOGISTIC SERVICES INC., an Indiana corporation ("Unity"); ERX, INC., an Indiana corporation ("ERX"); FRIENDLY TRANSPORT, INC., an Indiana corporation ("Friendly"); TRANSPORT LEASING, INC., an Arkansas corporation ("Transport Leasing"); HARBOR BRIDGE INTERMODAL, INC., an Indiana corporation ("Harbor"); PATRIOT LOGISTICS, INC., an Indiana corporation ("Patriot"); LIBERTY TRANSPORT, INC., an Indiana corporation ("Liberty"); and KEYSTONE LINES CORPORATION, a California corporation ("Keystone"), (Carolina, Gulf Line, Five Star, Cam, Unity, ERX, Friendly, Transport Leasing, Harbor, Patriot, Liberty, and Keystone-Indiana are hereinafter each referred to each as a "Borrower Entity", and collectively as the "Borrower"); US 1 INDUSTRIES, INC., an Indiana corporation ("Guarantor"); and U.S. BANK NATIONAL ASSOCIATION, a national banking association, formerly known as FIRSTAR BANK N.A.
("Lender").

                              PRELIMINARY STATEMENT


        The Borrower has previously entered into a Loan Agreement with Lender dated as of April 18, 2000, and amended as of June 9, 2000, December 7, 2000, March 1, 2001, October 15, 2001, May 1, 2002, August 1, 2002, March
21, 2003, and October 1, 2003 (the April 18, 2000 Loan Agreement, as so amended, is the "Existing Loan Agreement," and, as amended and restated by this agreement, constitutes the "Loan Agreement").

        Lender has agreed to amend and restate the Existing Loan Agreement to do the following: (1) waive an event of technical default on the part of the Borrower with respect to the financial covenants contained in Section
7.16 thereof; (2) waive an event of technical default on the part of the Borrower with respect to the dissolution of Transport Logistics, LLC, an Arkansas limited liability company ("Transport Logistics"), a borrower under the Existing Loan Agreement, in contravention of Section 6.1 thereof; (3) amend said financial covenants for future periods; (4) reflect the termination of the Equipment Loan, the Guidance Loan and the Second Guidance Loan; and (5) provide for other matters as set forth herein.

        NOW, THEREFORE, it is hereby agreed as follows:

                        DEFINITIONS AND PRELIMINARY MATTERS

Definitions.

        As used in this Loan Agreement and in the other Loan Instruments, unless otherwise expressly indicated herein or therein, the following terms shall have the following meanings (such meanings to be applicable equally to both the singular and plural forms of the terms defined):




       Accountants: any independent certified public accounting firm selected by Borrower and satisfactory to Lender.

                  Accounting Changes: as defined in Section 0.

       Accounts: all presently existing and hereafter arising accounts receivable and other rights to payment owing to Borrower or Guarantor for goods sold or leased or services rendered by Borrower or Guarantor, whether or not earned by performance, and any and all credit insurance, guaranties or security therefor.


       Advance: any advance of the Revolving Loan (including, without limitation, the payment of any sum pursuant to a Standby Letter of Credit to the beneficiary named therein).


       Affiliate: any Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with another Person. The term "control" means having the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or equity interests, by contract or otherwise. For the purposes hereof any Person which owns or controls, directly or indirectly, 10% or more of the securities or equity interests, as applicable, whether voting or non-voting, of any other Person shall be deemed to "control" such Person.


       Bankruptcy Code: the United States Bankruptcy Code and any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

          Basic Financial Statements: as defined in subsection 0.


       Borrower: means Carolina National Transportation Inc., an Indiana corporation; Gulf Line Transport Inc., an Indiana corporation; Five Star Transport, Inc., an Indiana corporation; Cam Transport, Inc., an Indiana corporation; Unity Logistic Services Inc., an Indiana corporation; ERX, Inc., an Indiana corporation; Friendly Transport, Inc., an Indiana corporation; Transport Leasing, Inc., an Arkansas corporation; Harbor Bridge Intermodal, Inc., an Indiana corporation; Patriot Logistics, Inc., an Indiana corporation; Liberty Transport, Inc., an Indiana corporation; and Keystone Lines Corporation, a California corporation, and such other entities owned or controlled by any of the foregoing or US 1 Industries, Inc., an Indiana corporation, which elect to be designated as a Borrower hereunder in writing and on terms satisfactory to Lender, and to which Lender agrees in writing to extend credit hereunder and to designate as an additional Borrower.

       Borrower's Obligations: (i) any and all Indebtedness due or to become due, whether contingent or otherwise, now existing, or hereafter arising, of Borrower to Lender pursuant to the terms of this Loan Agreement or any other Loan Instrument, and (ii) the performance of the covenants of Borrower contained in the Loan Instruments, including without limitation any amendments thereof.

       Business Day: any day other than a Saturday, Sunday or other day on which banks in Chicago, Illinois are required or authorized to close.


       Business Insurance: such property, casualty, liability, business interruption and other insurance as Lender from time to time requires Borrower and Guarantor to maintain.


       Capital Expenditures: payments that are made or liabilities that are incurred by a Person for the lease, purchase, improvement, construction or use of any Property, the value or cost of which under GAAP is required to be capitalized and appears on such Person's balance sheet in the category of property, plant or equipment, without regard to the manner in which such payments or the instruments pursuant to which they are made are characterized, and shall include, without limitation, payments for or liabilities incurred with respect to the installment purchase of Property and payments under Capitalized Leases.

       Capitalized Lease: any lease of Property, the obligations for the rental of which are required to be capitalized in accordance with GAAP.

       Closing: the execution and delivery of this Agreement and all ancillary documents and instruments.


       Closing Date: the date upon which the Closing occurred, March 10, 2005.

       Code: the Internal Revenue Code of 1986, as amended, and any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

       Collateral: the Accounts and all existing and after-acquired Property of Borrower and Guarantor, including without limitation all existing and after-acquired, equipment, inventory and general intangibles, and all proceeds of the foregoing.

       Compliance Certificate: a compliance certificate executed by Borrower in the form of Exhibit 1.1(A) attached hereto.

       Corporate Guaranty: the unlimited secured corporate guaranty of US 1 Industries, Inc., Borrower's parent company, in form and substance satisfactory to Lender, wherein Guarantor shall guarantee all of Borrower's Obligations.

       Default Rate: the Interest Rate, as defined herein, plus 2.0% per annum.

       Default Rate Period: a period of time commencing on the date that an event of Default has occurred and ending on the date that such Event of Default is cured or waived.

       Dollars: lawful currency of the United States.



       EBITDA: for any period, without duplication, the net income of Borrower or Guarantor for such period:

plus the sum of the following, to the extent deducted in determining such net income for such period:

        (i) losses from sales, exchanges and other dispositions of Property not in the ordinary course of business;

        (ii) interest paid or accrued on Indebtedness, including, without limitation, interest on Capitalized Leases that is imputed in accordance with GAAP;

        (iii) depreciation and amortization of assets during such period;
and

        (iv) charges against net income for taxes;

minus gains from sales, exchanges and other dispositions of Property or other extraordinary gains not in the ordinary course of business.

       Eligible Accounts Receivable: The total amount of the Accounts from completed transactions after deducting (i) Accounts over 75 days past invoice date; (ii) intercompany Accounts; (iii) foreign Accounts; (iv) Accounts to the extent subject to customer setoffs; (v) Accounts for which the portion of the Account aged 75 days past the invoice date is in excess of 50% of the total indebtedness owed to any of the Borrower Entities by the account debtor; (vi) Accounts for which the account debtor is a Governmental Body, except those for which the account debtor is the government of the United States of America, or any department, commission, board, bureau, agency, public authority or instrumentality thereof and with respect to which all conditions to the pledge of and perfection of a first lien interest in such Accounts under the federal Assignment of Claims Act codified as 41 USC 15 and 31 USC 3727, as amended, on terms satisfactory to Lender, have been satisfied; and (vii) such other reserves as Lender may reasonably deem appropriate.

       Employee Benefit Plan: any employee benefit plan within the meaning of
Section 3(3) of ERISA which (i) is maintained for employees of Borrower or any ERISA Affiliate or (ii) has at any time within the preceding six years been maintained for the employees of Borrower or any current or former ERISA Affiliate.

       Environmental Laws: any and all federal, state and local laws that relate to or impose liability or standards of conduct concerning public or occupational health and safety or protection of the environment, as now or hereafter in effect and as have been or hereafter may be amended or reauthorized, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (42 U.S.C. Section 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Clean Air Act (42 U.S.C. Section 7901 et seq.), the National Environmental Policy Act (42 U.S.C. Section 4231, et seq.), the Refuse Act (33 U.S.C. Section 407, et se .), the Safe Drinking Water Act (42 U.S.C. Section 300(f) et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), and all rules, regulations, codes, ordinances and guidance documents promulgated or published thereunder, and the provisions of any licenses, permits, orders and decrees issued pursuant to any of the foregoing.

       ERISA: the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

       ERISA Affiliate: any Person who is a member of a group which is under common control with Borrower or Guarantor, who together with Borrower or Guarantor is treated as a single employer within the meaning of Section 414
(b), (c) and (m) of the Code.

       Event of Default: any of the Events of Default set forth in Section
8. 1.

       Excess Interest: as defined in subsection 2.3.3.

       Existing Indebtedness: all Indebtedness for Borrowed Money owed by Borrower, immediately prior to the Closing, other than Permitted Senior Indebtedness and Permitted Subordinated Indebtedness permitted to exist hereunder on the Closing Date.

       Funding Date: the date of disbursement of any Advance, which shall be a Business Day.

       GAAP: generally accepted accounting principles in effect from time to time, which shall include but shall not be limited to the official interpretations thereof by the Financial Accounting Standards Board or any successor thereto.

       Good Funds: Dollars available in federal funds to Lender at or before 2:00 p.m., Chicago time, on a Business Day.

       Governmental Body: any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator.

       Hazardous Materials: any hazardous, toxic, dangerous or other waste, substance or material defined as such in, regulated by or for purposes of any Environmental Law.

       Incipient Default: any event or condition which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

       Indebtedness: all liabilities, obligations and reserves, contingent or otherwise, which, in accordance with GAAP, would be reflected as a liability on a balance sheet or would be required to be disclosed in a financial statement, including, without duplication: (i) Indebtedness for Borrowed Money, (ii) obligations secured by any Lien upon Property, (iii) guaranties, letters of credit and other contingent obligations, and (iv) liabilities in respect of unfunded vested benefits under any Pension Plan or in respect of withdrawal liabilities incurred under ERISA by Borrower, Guarantor or any ERISA Affiliate to any Multi-employer Plan.



       Indebtedness for Borrowed Money: without duplication, all Indebtedness (i) in respect of money borrowed, (ii) evidenced by a note, debenture or other like written obligation to pay money (including, without limitation, all of Borrower's Obligations and Permitted Senior Indebtedness), (iii) in respect of rent or hire of Property under Capitalized Leases or for the deferred purchase price of Property, (iv) in respect of obligations under conditional sales or other title retention agreements, and (v) all guaranties of any or all of the foregoing.

       Instruments: the Loan Instruments.

       Intellectual Property: collectively, all of Borrower's and Guarantor's patents, trademarks, service marks, trade names, copyrights, franchises and all other intellectual property rights with respect thereto.

       Interest Rate: with respect to the Revolving Loan, the interest which the Revolving Loan bears, other than during a Default Rate Period, as provided in Section 0.

       Inventory: all present and future inventory in which Borrower has any interest, including, without limitation, all goods held for sale, lease or other disposition by Borrower, or to be furnished under a contract of service, and all of Borrower's present and future raw materials, work in process, finished goods, goods consigned to Borrower to the extent of Borrower's interest therein as consignee, materials and supplies of any kind, nature or description which are or might be used in connection with the manufacture, packing, shipping, advertising, selling or furnishing of any such goods and all documents of title or other documents representing the same.

       Landlord: a lessor under a Lease.

       Landlord's Consent: a landlord's consent in form and substance reasonably satisfactory to Lender.

       Lease: any lease of real estate under which Borrower or Guarantor is, or will be, the lessee.

       Leasehold Property: any real estate which is the subject of a Lease.

       Lender: Firstar Bank N.A., a national banking association, its successors and assigns.

       Lien: any mortgage, deed of trust, pledge, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement.

       Loan Agreement: this Loan Agreement and any amendments or supplements hereto.

       Loan Instruments:

(i) 	  Loan Agreement;
(ii) 	  Revolving Loan Note;
(iii)   Corporate Guaranty;
(iv) 	  Security Instruments;
(v) 	  Closing Certificate;
(vi) 	  Subordination Agreements;
(vii)   Personal Guaranties;
(viii)  Reaffirmations of Personal Guaranties;
(ix) 	  Corporate Guaranty;
(x) 	  Reaffirmation of Corporate Guaranty;
(xi) 	  Standby Letter of Credit;
(xii)   Application and Agreement for Standby Letter of Credit;
(xiii)  Continuing Reimbursement Agreement for Standby Letters of Credit;
        and
(xiv) such other instruments and documents as Lender may reasonably require in connection with the transactions contemplated by this Loan Agreement;

as the same may be amended and/or restated from time to time, including without limitation as amended by or pursuant to the Existing Loan Agreement, as amended and restated by this Loan Agreement.

       Material Adverse Effect: (i) a material adverse effect upon the business, operations, Property, prospects, profits or financial condition of Borrower or Guarantor or upon the validity, enforceability or priority of the Security Interests or (ii) a material impairment of the ability of Borrower or Guarantor or any other obligor to perform its obligations under any Loan Instrument to which it is a party or of Lender to enforce or collect any of Borrower's or Guarantor's Obligations.


       Maximum Rate: as defined in subsection 2.3.3.

       Multiemployer Plan: any multiemployer plan as defined pursuant to
Section 3(37) of ERISA to which Borrower or Guarantor or any ERISA Affiliate makes, or accrues an obligation to make, contributions, or has made, or been obligated to make, contributions within the preceding six years.

       Net Income: shall have the meaning accorded to such term by GAAP.

       Operating Agreement: any joint venture agreement, supply agreement, requirements contracts, equipment lease, right-of-entry agreement, access agreement, vendor agreement, distributing agreement, service agreement, advertising contract, employment agreement, management agreement, collective bargaining agreement or other similar agreement relating to the operation of Borrower's or Guarantor's business.

       Pay-Off Letter: a pay-off letter from each holder of the Existing Indebtedness addressed to Lender.

       PBGC: the Pension Benefit Guaranty Corporation or any Governmental Body succeeding to the functions thereof

       Pension Plan: any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Part 3 of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code and which (i) is maintained for employees of Borrower or Guarantor or any ERISA Affiliate, or (ii) has at any time within the preceding six years been maintained for the employees of Borrower or Guarantor or any of its current or former ERISA Affiliates.





       Permitted Liens: any of the following Liens:

        (i) the Security Interests;

        (ii) the Permitted Senior Indebtedness Liens;

        (iii) Liens for taxes or assessments and similar charges, which either are (A) not delinquent or (B) being contested diligently and in good faith by appropriate proceedings, and as to which Borrower and Guarantor has set aside reserves on its books in accordance with GAAP;

        (iv) statutory Liens, such as mechanic's, material-man's, repairmen's, warehouseman's, carrier's, landlord's, banks and related rights of set-off, or other like Liens, incurred in good faith in the ordinary course of business, provided that the underlying obligations relating to such Liens are paid in the ordinary course of business, or are being contested diligently and in good faith by appropriate proceedings and as to which Borrower and Guarantor has set aside reserves on its books in accordance with GAAP, or the payment of which obligations are otherwise secured in a manner satisfactory to Lender;

        (v) zoning ordinances, easements, licenses, reservations, provisions, covenants, conditions, waivers or restrictions on the use of Property and other title exceptions, in each case, that are acceptable to Lender;

        (vi) Liens in respect of judgments or awards with respect to which no Event of Default would exist pursuant to subsection 8.1.6;

        (vii) Liens to secure payment of insurance premiums (A) to be paid in accordance with applicable laws in the ordinary course of business relating to payment of worker's compensation, or (B) that are required for the participation in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs; and

        (viii) the interest or title of a lessor under the stated terms of any Lease to which a Borrower is a party.


       Permitted Prior Liens: any of the following Liens:


        (i) the Permitted Senior Indebtedness Liens;

        (ii) the Permitted Liens described in clauses (iii), (iv) and (viii) of the definition of Permitted Liens that are accorded priority to the Security Interests by law; and

        (iii) the Permitted Liens described in clauses (v) and (vii) of the definition of Permitted Liens, subject to the limitations or requirements set forth therein.



       Permitted Senior Indebtedness: Indebtedness, other than Borrower's Obligations, incurred by Borrower to purchase tangible personal property or Indebtedness incurred by Borrower to lease tangible personal property pursuant to Capitalized Leases, provided that (i) the aggregate amount of such Indebtedness outstanding as of the Closing Date shall not exceed $50,000, and (ii) prior to the Revolving Loan Maturity Date, the amount of such Indebtedness at any one time outstanding shall not exceed $50,000 and
(iii) no Event of Default exists at the time or will be caused as a result of the incurrence of any Indebtedness described in clause (ii).

       Permitted Senior Indebtedness Liens: Liens that secure Permitted
Senior Indebtedness, provided that (i) each such Lien attaches only to the Property purchased or leased with the proceeds of the Permitted Senior Indebtedness incurred with respect to such Property and (ii) Lender is granted a Lien upon such Property, subordinate only to the Lien granted to the holder of the applicable Permitted Senior Indebtedness.

       Permitted Subordinated Indebtedness: means the indebtedness of Borrower and Guarantor to Michael Kibler, Harold Antonson, and August Investment Partnership, set forth in Exhibit 5.16 hereto, which the holders of such indebtedness have agreed to subordinate to the senior rights of Lender, pursuant to a Subordination Agreement of even date between Lender and the holders of such indebtedness.

       Person: any individual, firm, corporation, limited liability company, business enterprise, trust, association, joint venture, partnership, Governmental Body or other entity, whether acting in an individual, fiduciary or other capacity.

       Personal Guarantees:  the individual guarantees of Michael Kibler and Harold Antonson limited to $1,500,000 per guaranty.

       Personal Guarantors: Michael Kibler and Harold Antonson, both of whom are directors, officers and principal shareholders of Guarantor and are officers and directors of Borrower.

       Prime Rate: the per annum rate of interest announced or published publicly from time to time by Lender as its corporate base (or equivalent) rate of interest, which rate shall change automatically without notice and simultaneously with each change in such corporate base rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or prime rate actually charged to any customer by Lender.

       Principal Balance: the unpaid principal balance of the Revolving Loan.


       Property: all types of real, personal or mixed property and all types of tangible or intangible property.

       Qualified Depository: a member bank of the Federal Reserve System having a combined capital and surplus of at least $100,000,000.


       Real Property: all interests in real estate owned by Borrower other than the Leasehold Property.

       Revolving Loan: the revolving loan made by Lender to Borrower pursuant to Section 2.1.

       Revolving Loan Commitment:  $10,000,000.

       Revolving Loan Maturity Date: the earlier of (i) October 1, 2005 or
(ii) the date on which Borrower's Obligations are accelerated pursuant to the Loan Agreement.

       Revolving Loan Note: the promissory note executed by Borrower payable to the order of Lender in the amount of the Revolving Loan Commitment, dated as of April 18, 2000, and as further amended and restated as of June 9, 2000, December 7, 2000, October 15, 2001, May 1, 2002, August 1, 2002, March 21,
2003, and October 1, 2003.

       Securities Act: the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, as in effect from time to time.

       Security Agreement: the security agreements executed by Borrower and Guarantor in favor of Lender.

       Security Instruments: collectively, the Security Agreement and any other document now or hereafter executed by Borrower or Guarantor which purports to create a Lien on the Property of Borrower or Guarantor in favor of Lender.

       Security Interests: the Liens in the Collateral granted to Lender pursuant to the Security Instruments.

       Solvency Certificate: a solvency certificate executed by Borrower to Lender.

       Standby Letters of Credit: standby letters of credit issued by Lender at the request of Borrower, from time to time, in a form acceptable to Lender, in an aggregate face amount of up to the lesser of $850,000 or the available portion of the Revolving Loan Commitment, to be issued in favor of the beneficiary named therein, on the terms and conditions set forth in the Loan Agreement.

       Stated Rate: as defined in subsection 2.3.3.

       Subordination Agreement: means a subordination agreement of even date between Lender and the holders of the Permitted Subordinated
Indebtedness, wherein the holders of such junior and subordinate indebtedness have agreed to subordinate their rights and claims to the senior rights of Lender.

       Tangible Net Worth: at any date, means Guarantor's net worth at such date after subtracting therefrom the aggregate amount at such date of any intangible assets of Borrower, including, without limitation, prepaid amounts, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

       Termination Event: (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder; or (ii) the withdrawal of Borrower, Guarantor or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)
(2); or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of Borrower, Guarantor or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

       Total Liabilities: any date means the aggregate amount of all Indebtedness of Borrower at such date.

Time Periods.

        In this Loan Agreement and the other Loan Instruments, in the computation of periods of time from a specified date to a later specified date, (i) the word "from" means "from and including," (ii) the words "to" and "until" each mean "to, but excluding" and (iii) the words "through," "end of' and "expiration" each mean "through and including." Unless otherwise specified, all references in this Loan Agreement and the other Loan Instruments to (i) a "month" shall be deemed to refer to a calendar month, (ii) a "quarter" shall be deemed to refer to a calendar quarter and
(iii) a "year" shall be deemed to refer to a calendar year.

Accounting Terms and Determinations.

        All accounting terms not specifically defined herein shall be construed, all accounting determinations hereunder shall be made and all financial statements required to be delivered pursuant hereto shall be prepared in accordance with GAAP as in effect at the time of such interpretation, determination or preparation, as applicable. In the event that any Accounting Changes occur and such changes result in a change in the method of calculation of financial covenants, standards or terms contained in this Loan Agreement, then Borrower and Lender agree to enter into negotiations to amend such provisions of this Loan Agreement so as to reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same after such Accounting Changes as if such Accounting Changes had not been made. For purposes hereof, "Accounting Changes" shall mean (i) changes in GAAP required by the promulgation of any rule, regulation, pronouncement or opinion by he Financial Accounting Standards Board (or any successor thereto) or other appropriate authoritative body and (ii) changes in accounting principles as approved by the Accountants.





References.

        All references in this Loan Agreement to "Article," "Section," "subsection," "subparagraph," "clause" or "Exhibit," unless otherwise indicated, shall be deemed to refer to an Article, Section, subsection, subparagraph, clause or Exhibit, as applicable, of this Loan Agreement.


Lender's Discretion.

        Whenever the terms "satisfactory to Lender," "determined by Lender," "acceptable to Lender," "Lender shall elect," "Lender shall request," "at the option or election of Lender," or similar terms are used in the Loan Instruments, except as otherwise specifically provided therein, such terms shall mean satisfactory to, at the election or option of, determined by, acceptable to or requested by Lender, in its sole and unlimited discretion.

Borrower's or Guarantor's Knowledge.

        Any statements, representations or warranties that are based upon the best knowledge of Borrower or Guarantor or an officer thereof shall be deemed to have been made after due inquiry by Borrower, Guarantor or such officer, as applicable, with respect to the matter in question.

       1.7	Continued Effectiveness of Previously-Executed Loan Instruments.

        The Borrower Entities and Guarantor hereby acknowledge that they have previously entered into and executed Security Agreements dated as of April 18, 2000 (in the case of Carolina, Gulf Line, Five Star, and Guarantor), as of December 7, 2000 (in the case of Cam), as of October 15, 2001 (in the case of Unity, ERX, Friendly, and Transport Leasing), as of May 1, 2002 (in the case of Harbor), as of March 21, 2003 (in the case of Patriot and Liberty), (collectively, the "Existing Security Agreements"), with Lender, by which certain assets of the Borrower and the Guarantor were pledged to secure Borrower's Obligations (as that term is defined in the Loan Agreement).

 The Borrower and the Guarantor do hereby acknowledge that Borrower's Obligations, as that term is used in the Loan Agreement and the Existing Security Agreements, means Borrower's Obligations under the Loan Agreement, and includes, without limitation, the obligation to repay as and when due any and all amounts advanced by Lender to the Borrower (including borrowers other than the existing Borrower Entities), or any of them, together with interest thereon, as provided in the Revolving Loan Note, and do hereby reaffirm their obligations thereunder.

       1.8	Waiver of Certain Defaults.

        The Existing Loan Agreement requires that Borrower not permit the ratio of Unsubordinated Indebtedness to EBITDA to exceed 3.0 to 1 during any rolling four (4) quarter period. During the quarter ended June 30, 2004, Borrower allowed said ratio to exceed 3.0 to 1. The Existing Loan Agreement also provides that Borrower may not permit any of its constituent entities to dissolve so long as any of Borrower's Obligations and/or obligations of the Guarantor remain outstanding. Prior to the date hereof, Transport Logistics was dissolved. Notwithstanding the terms of the Existing Loan Agreement, Lender hereby waives the foregoing Events of Default, without waiving its right strictly to enforce the terms of the Loan Documents in the future.

       1.9	Deliveries of Borrower, Guarantor and Personal Guarantors.

        Simultaneously with the execution hereof, Borrower, Guarantor and each Personal Guarantor, as the case may be, shall deliver the following to Lender, duly executed by the parties thereto other than Lender:

i) Reaffirmations of Personal Guaranties of Michael Kibler and Harold Antonson, in the forms attached hereto as Exhibits A-1 and A-2;

ii) Reaffirmation of Corporate Guaranty of Guarantor, in the form attached hereto as Exhibit B;

iii) Acknowledgements of the holders of Subordinated Indebtedness of, 1) the execution of this Amended and Restated Loan Agreement; 2) the continued effectiveness of those certain Subordination Agreements by and between Lender and, a) Harold Antonson and Michael Kibler, dated as of April 18, 2000, as amended pursuant to that certain Amendment to Subordination Agreement dated as of August 1, 2002, and b) August Investment Partnership, as amended and restated pursuant to that certain Amended and Restated Subordination Agreement dated as of August 1, 2002 (collectively, as so amended, the "Subordination Agreements"), in the forms attached hereto as Exhibits C-1 and C-2;

iv) Certified resolutions for Guarantor and each Borrower Entity;

v) Evidence of good standing for Guarantor and each Borrower Entity;
   and

vi) Opinion letters from Borrower's counsel, Troutman Sanders, LLP, in a form reasonably satisfactory to Lender's counsel regarding the Borrower's and the Guarantor's authorization, execution and delivery of this Loan Agreement, dated as of the date hereof (excluding Keystone), and the documents referenced herein, and the incorporation or organization, as the case may be, and the good standing, of each Borrower and of the Guarantor as of the date hereof.


                      LOANS AND TERMS OF PAYMENT

Revolving Loan.


Amount and Disbursement.

Advances of the Revolving Loan and Issuance of Standby Letters of Credit. Upon the terms and subject to the conditions herein set forth, Lender agrees to make Advances of the Revolving Loan to Borrower from time to time from the Closing Date to the Revolving Loan Maturity Date in an aggregate amount outstanding at any one time not in excess of the Revolving Loan Commitment then in effect. Lender agrees to issue Standby Letters of Credit under the Revolving Loan upon satisfaction of the conditions set forth in subsection 2.1.1(b) below. The issuance of a Standby Letter of Credit shall immediately reduce the amount of the Revolving Loan Commitment available for Advances by the face amount of that Standby Letter of Credit. A draw against a Standby Letter of Credit shall constitute an Advance of the Revolving Loan, and any Indebtedness with respect to a Standby Letter of Credit or the reimbursement obligations pursuant thereto shall be evidenced by the Note and secured by the Security Agreement and the other Loan Documents;

Conditions to Issuance of a Standby Letter of Credit. As preconditions to the issuance of a Standby Letter of Credit, Lender shall require the following:

(i)	The conditions attendant to an Advance of the Revolving Loan shall be satisfied; and

(ii)	One or more Borrower Entities shall execute and deliver Lender's
Application and Agreement for Standby Letter of Credit and Lender's Continuing Reimbursement Agreement for Standby Letters of Credit, on the forms provided by and acceptable to Lender, as said documents may be amended or replaced from time to time, together with such other documentation as Lender may request in support thereof (collectively, the "Letter of Credit Documents"), at least five (5) Business Days prior to the proposed date of issuance of a Standby Letter of Credit. In the event of any conflict between the terms of this Loan Agreement and the Letter of Credit Documents, the former shall control;

Payments. In determining whether to pay under a Standby Letter of Credit, Lender shall not have any obligation to the Borrower or Guarantor other than to confirm that any documents required to be delivered under such Standby Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Standby Letter of Credit. Any action taken or omitted by Lender under or in connection with any Standby Letter of Credit, if taken or omitted in the absence of gross negligence and willful misconduct, shall not impose upon Lender any liability to the Borrower or Guarantor and shall not reduce or impair Borrower's reimbursement obligations thereunder;

Term and Renewals. A Standby Letter of Credit may be issued for a term of up to one year, and, if Lender thereafter agrees, may be renewed for such additional periods as Lender may agree to, provided however, that the expiration date of a Standby Letter of Credit may not extend beyond the Revolving Loan Maturity Date;

Fees. A letter of credit fee in the amount of two percent (2%) of the face value of each Standby Letter of Credit issued hereunder shall be paid to Lender upon the date of issuance, and upon each anniversary thereof, for so long as that Standby Letter of Credit remains outstanding;

Obligations Absolute. The Borrower's obligations to repay any Indebtedness arising from a draw on a Standby Letter of Credit shall be shall be absolute and unconditional, irrespective of any setoff, counterclaim or defense to payment which any Borrower may have or have had against Lender that Lender shall not be responsible for, and the Borrower's obligation to reimburse sums paid under a Standby Letter of Credit shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any respect invalid or fraudulent, or any dispute between or among any Borrower, the beneficiaries of the Standby Letter of Credit, and/or Lender. Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with a Standby Letter of Credit. The Borrower agrees that any action taken or omitted by Lender under or in connection with a Standby Letter of Credit and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall incur any liability to the Borrower on the part of Lender;

Actions of Lender. The Lender shall be entitled to rely, and shall be fully protected in relying, upon a Standby Letter of Credit and any draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other advisors selected by the Lender;


INDEMNIFICATION.  THE BORROWER ENTITIES, JOINTLY AND SEVERALLY, SHALL

INDEMNIFY AND HOLD HARMLESS LENDER AND ITS DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES FROM AND AGAINST ANY AND ALL CLAIMS AND DAMAGES, LOSSES LIABILITIES, COSTS OR EXPENSES WHICH LENDER MAY INCUR (OR WHICH MAY BE CLAIMED AGAINST LENDER BY ANY PERSON WHATSOEVER) BY REASON OF OR IN CONNECTION WITH THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER A STANDBY LETTER OF CREDIT OR ANY ACTUAL
OR PROPOSED USE OF THE STANDBY LETTER OF CREDIT, provided that the Borrowers shall not be required to indemnify Lender for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by, (y) the willful misconduct or gross negligence of Lender in determining whether a request presented under a Standby Letter of Credit complied with the terms thereof, or (z) Lender's failure to pay under a Standby Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions thereof. Nothing in this
Section 2.1.1 is intended to limit the rights or obligations of the Borrower under any other provision of this Loan Agreement;

Excessive Borrower's Obligations. If at any time, however, Borrower's Obligations exceed the Revolving Loan Commitment then in effect, all of such excess nevertheless shall constitute a part of Borrower's Obligations and shall be secured by the Security Interests. Notwithstanding the references in this Loan Agreement and the Loan Instruments to the various Borrower Entities as a singular Borrower, each of them acknowledges and agrees that they are and shall remain jointly and severally liable for all of Borrower's Obligations.

Revolving Loan Note.

        The Revolving Loan shall be evidenced by the Revolving Loan Note.

Reborrowing.

        Subject to the conditions set forth in this Section 2.1, Borrower from time to time may reborrow all or any portion of any Advance of the Revolving Loan which is repaid.




Conditions of Advances of the Revolving Loan.

        The obligation of Lender to disburse any Advance of the Revolving Loan is subject to the satisfaction of the following conditions precedent:

no Event of Default or Incipient Default shall exist or would be created by the making of any such Advance;

each such Advance shall be in a minimum amount of $1,000 and integral multiples of $1,000 in excess of that amount;

Lender shall have received, no later than 2:00 p.m., Chicago time, on the applicable Funding Date, a Notice of Borrowing from Borrower in the form of Exhibit 2.1.4 with respect to such Advance;

on the applicable Funding Date, each of Borrower's and Guarantor's representations and warranties set forth in the Loan Instruments shall be true and correct in all material respects when made and at and as of the time of the Funding Date, except to the extent that any such representations and warranties expressly relate to an earlier date; and availability shall be limited to Lender's advance of funds not exceeding seventy-five percent (75%) of Borrower's Eligible Accounts Receivable.

2.1.A	Equipment Loan.

        As of the date of this Loan Agreement, no amounts are due and owing to Lender under the Equipment Loan. Borrower and Lender hereby agree to terminate the Equipment Loan (as that term is defined in the Existing Loan Agreement), and Borrower hereby acknowledges that no further borrowing shall be available thereunder. Lender hereby agrees to cancel the Equipment Loan Note (as that term is defined in the Existing Loan Agreement) as of the date hereof and return it to the Borrower, and releases Guarantor and each Personal Guarantor of all obligations under the Guaranty with respect to the Equipment Loan.

2.1.B	Guidance Loan.

        As of the date of this Loan Agreement, no amounts are due and owing to Lender under the Guidance Loan (as that term is defined in the Existing Loan Agreement). Borrower and Lender hereby agree to terminate the Guidance Loan, and Borrower hereby acknowledges that no further borrowing shall be available thereunder. Lender hereby agrees to cancel the Guidance Loan Note (as that term is defined in the Existing Loan Agreement) as of the date hereof and return it to the Borrower, and hereby releases Guarantor and each Personal Guarantor of all obligations under the Guaranty with respect to the Guidance Loan.

2.1.C	Second Guidance Loan.

        As of the date of this Loan Agreement, no amounts are due and owing to Lender under the Second Guidance Loan (as that term is defined in the Existing Loan Agreement). Borrower and Lender hereby agree to terminate the Second Guidance Loan, and Borrower hereby acknowledges that no further borrowing shall be available thereunder. Lender hereby agrees to cancel the Second Guidance Loan Note (as that term is defined in the Existing Loan Agreement) as of the date hereof and return it to the Borrower, and releases

Guarantor and each Personal Guarantor of all obligations under the Guaranty with respect to the Second Guidance Loan.

Use of Proceeds of the Revolving Loan.

        The proceeds of the Revolving Loan shall be used for working capital and general corporate purposes.


Interest.

2.3.1	Interest Rate.  The Principal Balance of the Revolving Loan shall bear interest from the date hereof at a rate determined as follows:

If the ratio of Unsubordinated   The interest rate charged effective
Indebtedness to EBITDA is:       the first day of the next quarter
                                 Shall be equal to:

>2.51 to 1				   The Prime Rate in effect from time to time
>2.00 to 1, >= 2.51 to 1	   The Prime Rate in effect from time to time,
                                 less 0.25% per annum

>2.00 to 1				   The Prime Rate in effect from time to time,
                                 less 0.50% per annum

provided, however, that during a Default Rate Period, Borrower's
Obligations shall bear interest at the applicable Default Rate. For the purposes of this Section 2.3.1, EBITDA shall be determined based on a rolling four (4) quarter average.


2.3.2	Interest Computation.

        Interest shall be computed on the basis of a year consisting of 360 days and charged for the actual number of days during the period for which interest is being charged. In computing interest, the Funding Date shall be included and the date of payment shall be excluded.

2.3.3	Maximum Interest.

        Notwithstanding any provision to the contrary contained herein or in any other Loan Instrument, Lender shall not collect a rate of interest on any obligation or liability due and owing by Borrower to Lender in excess of the maximum contract rate of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Loan Agreement or any other Loan Instrument, then in such event (i) Borrower shall not be obligated to pay such Excess Interest, (ii) any Excess Interest collected by Lender shall be refunded to the payor thereof, (iii) the interest rates provided for herein (collectively the "Stated Rate") shall be automatically reduced to the maximum rate allowed from time to time under applicable law (the "Maximum Rate") and this Loan Agreement and the other Loan Instruments, as applicable, shall be deemed to have been, and shall be, modified to reflect such reduction, and (iv) Borrower shall not have any action against
 Lender for any damages arising out of the payment or collection of such Excess Interest; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Rate, Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Rate until such time as the total interest received by Lender is equal to the total interest which Lender would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again exceeds the Maximum Rate, in which event the provisions contained in this subsection 2.3.3 again shall apply.


2.3.4	Increased Costs.

        If, after the Closing Date, either (i) any change in or in the interpretation of any law or regulation is introduced (other than changes in taxation of the net income of Lender), including, without limitation, with respect to reserve requirements applicable to Lender, (ii) Lender complies with any future guideline or request from any central bank or other Governmental Body proposed or promulgated after the Closing Date or (iii) Lender determines that the adoption of any applicable law, rule or regulation (other than changes in taxation of the net income of Lender) regarding capital adequacy or any change therein, or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof announced after the Closing Date has or would have the effect described below, or Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Body, central bank or comparable agency announced after the Closing Date and in case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender to be material, and any of the foregoing events described in clauses (i), (ii) or (iii) increases the cost to Lender of (A) funding or maintaining the Revolving Loan or the Revolving Loan Commitment, or (B) issuing, causing the issuance of making or maintaining any Letter of Credit, or reduces the amount receivable in respect thereof by Lender, then Borrower shall upon demand by Lender at any time within 180 days after the date on which an officer of Lender responsible for overseeing this Loan Agreement knows or has reason to know of its right to additional compensation under this subsection 2.3.4, pay to Lender additional amounts sufficient to reimburse Lender against such increase in cost or reduction in amount receivable; provided, however, such entity shall only be entitled to additional compensation for any such costs incurred from and after the date that is 30 days prior to the date Borrower receive such demand. A certificate as to the amount of such increased cost, and setting forth in reasonable detail the calculation thereof, shall be submitted to Borrower by Lender, and shall be conclusive absent manifest error. Lender will promptly notify Borrower of any event of which it has knowledge that would entitle Lender to additional compensation under this subsection 2.3.4. Lender shall not request any additional compensation under this subsection
2.3.4 unless it is generally making similar requests of other borrowers similarly situated, and Lender agrees to use a reasonable basis for calculating amounts allocable to the Revolving Loan Commitment.



Principal and Interest Payments.

2.4.1	Interest.

        Interest on the Revolving Loan shall be payable monthly in arrears on the first Business Day of each month beginning with May 1, 2000.





2.4.2	Principal.

        The Principal Balance of the Revolving Loan, together with all other sums due to Lender pursuant to the terms of the Loan Instruments, shall be due and payable in full on the Revolving Loan Maturity Date.

Mandatory Prepayments of the Revolving Loan.

        If at any time or for any reason, Borrower's Obligations exceed the Revolving Loan Commitment or, if for any reason, Borrower's Obligations exceeds the availability requirements set forth in Section 2.1.4(e) hereof (any such excess being referred to herein as an "Overadvance"), Borrowers shall immediately pay to Lender, in Good Funds, the amount of such Overadvance.

Payments after Event of Default.

        All payments received by Lender during the existence of an Event of Default shall be applied in accordance with Section 8.4.

Method of Payment.

        All payments to be made pursuant to the Loan Instruments by Borrower to Lender shall be made by (i) direct debit from Borrower's operating account; or (ii) wire transfer of Good Funds to Lender.

                                   SECURITY

        Borrower's Obligations shall be secured by a Lien upon all of the Collateral, which Lien at all times shall be superior and prior to all other Liens, except Permitted Prior Liens.


                       CONDITIONS TO OBLIGATIONS OF PARTIES

        The obligation of the parties to this Loan Agreement shall continue to be governed by the Existing Loan Agreement pending satisfaction or waiver of all of the following conditions in a manner, form and substance satisfactory to Lender:

Delivery of Documents.

        The deliveries set forth in Section 1.9 hereof shall have been delivered to Lender, each duly authorized and executed, where applicable, in form and substance satisfactory to Lender.

Performance; No Default.


        Borrower and Guarantor shall have performed and complied with all agreements and conditions contained in the Loan Instruments to be performed by or complied with by such Person prior through the date hereof, and no Event of Default shall exist or result from the execution of this Loan Agreement.

                             REPRESENTATIONS AND WARRANTIES

        Borrower and Guarantor represent and warrant to Lender as follows:

Existence and Power.

        Borrower and Guarantor are business corporations, or limited liability companies, as the case may be, duly formed and validly existing under the laws of the jurisdiction of their respective formation. Borrower and Guarantor are in good standing under the laws of each other jurisdiction in which the failure to be in good standing could have a Material Adverse Effect. Borrower and Guarantor have all requisite power and authority to own their Property and to carry on their business as has been conducted through the date hereof and as proposed to be conducted by Borrower and Guarantor following the date hereof.

Authority.

        Borrower and Guarantor have full power and authority to enter into, execute, deliver and carry out the terms of the Loan Instruments and to incur the obligations provided for therein, all of which have been duly authorized by all proper and necessary action and, are not prohibited by the organizational instruments of Borrower and Guarantor.

Binding Agreements.

        This Loan Agreement and the other Loan Instruments, when executed and delivered, will constitute the valid and legally binding obligations of Borrower and Guarantor, enforceable against Borrower and Guarantor in accordance with its respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and (ii) equitable principles (whether or not any action to enforce such document is brought at law or in equity).




Business and Property of Borrower and Guarantor.

Business and Property.

        Borrower and Guarantor (i) own all Property necessary to conduct their business as presently conducted and as has been conducted prior to the date hereof and (ii) have not engaged in and do not propose to engage in any business activity other than the business in which they are presently engaged.


Operating Agreements.

        All Operating Agreements are in full force and effect and no event has occurred which could result in the cancellation or termination of any such Operating Agreement or the imposition thereunder of any liability upon Borrower or Guarantor which could have a Material Adverse Effect.

Facility Sites.

        There is set forth in Schedule 5.4.3 the locations of Borrower's and Guarantor's (i) chief executive office, (ii) Property and (iii) books and records.

Leases.

        There is set forth in Schedule 5.4.4 a list of all Leases, together with a complete and accurate address and legal description of each parcel of Leasehold Property subject to such Leases. Each Lease is in full force and effect, there has been no default in the performance of any of its terms or conditions by Borrower or Guarantor or, to the best knowledge of Borrower and Guarantor, any other party thereto, and, to the best knowledge of Borrower and Guarantor, no claims of default have been asserted with respect thereto.

Real Property.

        There is set forth in Schedule 5.4.5 a complete and accurate address and legal description of each parcel of Real Property. The present and contemplated use of the Leasehold Property and the Real Property is in compliance with all applicable zoning ordinances and regulations and other laws and regulations, the violation of which could have a Material Adverse Effect.

Operation and Maintenance of Equipment.

        No equipment owned or operated will be owned or operated by Borrower which is necessary for the operation of its business has been used, operated or maintained in a manner which now or hereafter could result in the cancellation or termination of the right of Borrower to use or make use of the same or which could be expected to result in any material liability of Borrower for damages in connection therewith. All of the equipment and other tangible personal property owned by Borrower upon the date hereof and necessary to the operation of Borrower's business is, in all material respects, in good operating condition and repair (subject to normal wear and tear) and has been used, operated and maintained in substantial compliance with all applicable laws, rules and regulations.

Existing Indebtedness.


        There is set forth in Schedule 5.4.7 a complete description of the Existing Indebtedness.

Title to Property; Liens.

        Borrower has (i) good and marketable title to all of its Property, except the portion thereof consisting of a leasehold estate and (ii) a valid leasehold estate in each portion of its Property which consists of a leasehold estate. All of such Property is free and clear of all Liens, except Permitted Liens. Upon the proper filing with the appropriate Governmental Bodies of appropriate Uniform Commercial Code financing statements, the applicable Loan Instruments will create valid and perfected first Liens in the Collateral, subject only to Permitted Prior Liens.


Financial Statements.

        Borrower and Guarantor have delivered to Lender the financial statements described in Schedule 5.6. To the best of Borrower's and Guarantor's knowledge, such financial statements present fairly in all material respects the results of their operations for the periods covered thereby and their financial condition as of the dates indicated therein. All of such financial statements have been prepared in conformity with GAAP consistently applied. Since the date of the most recent financial statement, there has been no change which has had a Material Adverse Effect.

Litigation.

        There is set forth in Schedule 5.7 a description of all actions, suits, arbitration proceedings and claims pending or, to the best knowledge of Borrower and Guarantor, threatened against Borrower and Guarantor, at law or in equity or before any Governmental Body on the date hereof. There are no actions, suits, arbitration proceedings or claims pending, or to the best knowledge of Borrower and Guarantor, threatened against Borrower and Guarantor, at law or in equity or before any Governmental Body, including the matters set forth in such Schedule 5.7, which could reasonably be expected to have a Material Adverse Effect.

Defaults in Other Agreements; Consents; Conflicting Agreements.

        Borrower and Guarantor are not in default under any agreement to which they are a party or by which they or any of their Property is bound, the effect of which default could reasonably be expected to have a Material Adverse Effect. No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Body or any other Person which has not already been obtained, taken or filed, as applicable, is required
(i) for the due execution, delivery or performance by Borrower and Guarantor of any of the Instruments to which Borrower and Guarantor are a party or
(ii) as a condition to the validity or enforceability of any of the Instruments to which Borrower and Guarantor are a party or any of the transactions contemplated thereby or the priority of the Security Interests, except for certain filings to establish and perfect the Security Interests. No provision of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on Borrower or Guarantor or affecting their Property conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of any of the Instruments or affect the validity or priority of the Security Interests. The execution, delivery and performance of the terms of the Instruments will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of Borrower or Guarantor pursuant to the terms of any such mortgage, indenture, contract or agreement.

Taxes.

        Borrower and Guarantor have filed all tax returns required to be filed, and have paid, or made adequate provision for the payment of, all taxes shown to be due and payable on such returns or in any assessments made against it, and no tax liens have been filed and, to the best knowledge of Borrower and Guarantor, no claims are being asserted in respect of such taxes which are required by GAAP to be reflected in the financial statements of Borrower and Guarantor and are not so reflected therein. The charges, accruals and reserves on the books of Borrower and Guarantor with respect to all federal, state, local and other taxes are considered by the management of Borrower and Guarantor to be adequate, and Borrower or Guarantor do not know of any unpaid assessment which is or might be due and payable by Borrower and Guarantor or creates a Lien against any of Borrower's and Guarantor's Property, except such assessments as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP. None of the tax returns of Borrower and Guarantor are under audit.

Compliance with Applicable Laws.

        Borrower is not in default in respect of any judgment, order, writ, injunction, decree or decision of any Governmental Body, which default could have a Material Adverse Effect. Borrower is in compliance in all material respects with all applicable statutes and regulations, including, without limitation, all Environmental Laws, ERISA and all laws and regulations relating to unfair labor practices, equal employment opportunity and employee safety, of all Governmental Bodies. No material condemnation, eminent domain or expropriation has been commenced or, to the best knowledge of Borrower, threatened against the Property which Borrower owns as of the date hereof.


Patents, Trademarks, Franchises and Agreements.

        There is set forth in Schedule 5.11 a complete and accurate list of all of the Intellectual Property. Borrower owns, possesses or has the right to use such Intellectual Property (i) which is necessary for the conduct of the business proposed to be conducted by Borrower on and after the date hereof and (ii) for which the failure to own, possess or have the right to use could have a Material Adverse Effect, in each case, without any known conflict with the rights of others and free of any Liens other than the Security Interests.

Regulatory Matters.

        Borrower has duly and timely filed all reports and other filings which are required to be filed by Borrower under any applicable law, rule or regulation of any Governmental Body, the non-filing of which could have a Material Adverse Effect, and is in compliance with all such laws, rules and regulations, the noncompliance with which could have a Material Adverse Effect.





Environmental Matters.

        Borrower is in compliance in all material respects with all applicable Environmental Laws and no portion of any of the Leasehold Property or the Real Property has been used as a landfill. There currently are not any known Hazardous Materials generated, manufactured, released, stored, buried or deposited over, beneath, in or on (or used in the construction and/or renovation of) the Real Property or Leasehold Property in violation of applicable


Environmental Laws.

Application of Certain Laws and Regulations.

        Borrower and Guarantor are not and no Affiliate of Borrower or Guarantor is:

Investment Company Act.


        An "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.
Holding Company.

        A "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

Foreign or Enemy Status.

        (i) An "enemy" or an "ally of an enemy" within the meaning of
Section 2 of the Trading with the Enemy Act, (ii) a "national" of a foreign country designated in Executive Order No. 8389, as amended, or of any "designated enemy country" as defined in Executive Order No. 9095, as amended, of the President of the United States of America, in each case within the meaning of such Executive Orders, as amended, or of any regulation issued thereunder, (iii) a "national of any designated foreign country" within the meaning of the Foreign Assets Control Regulations or he Cuban Assets Control Regulations of the United States of America (Code f Federal Regulations, Title 31, Chapter V, Part 515, Subpart B, as amended) r (iv) an alien or a representative of any alien or foreign government within the meaning of Section 310 of Title 47 of the United States Code.

Regulations as to Borrowing.

        Subject to any statute or regulation which regulates the incurrence of any Indebtedness for Borrowed Money, including, without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

Margin Regulations.

        None of the transactions contemplated by this Loan Agreement or any of the other Instruments, including the use of the proceeds of the Loans, will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X, and Borrower does not own or intend to carry or purchase any "margin security" within the meaning of such Regulation U or G.

Other Indebtedness.

        Upon the execution of this Loan Agreement, there will be no Indebtedness for Borrowed Money owed by Borrower to any Person, except (i) Borrower's Obligations, and (ii) Permitted Senior Indebtedness and Permitted Subordinated Indebtedness permitted to exist as of the Closing Date pursuant to this Loan Agreement. All such Permitted Subordinated Indebtedness is listed and described in Schedule 5.16 hereto.


No Misrepresentation.

        Neither this Loan Agreement nor any other Loan Instrument, certificate, information or report furnished or to be furnished by or on behalf of Borrower or Guarantor to Lender in connection with any of the transactions contemplated hereby or thereby, contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements contained herein r therein, taken as a whole, not misleading in the light of the circumstances under which such statements were made. There is no fact, other than information known to the public generally, known to Borrower and Guarantor after diligent inquiry, that could have a Material Adverse Effect that has not expressly been disclosed to Lender in writing.

Employee Benefit Plans.

No Other Plans.

        Neither Borrower, Guarantor nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plan other than those identified on Schedule 5.18.1. Borrower has provided Lender accurate and complete copies of all contracts, agreements and documents described on Schedule 5.18.1.

ERISA and Code Compliance and Liability.

        Borrower, Guarantor and each ERISA Affiliate are in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except where failure to comply would not result in a material liability to Borrower or Guarantor and except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 401(a) of the Code. No material liability has been incurred by Borrower or Guarantor or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan.


Funding.

        No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been insured (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under
Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C), 4063(a) or 4068 of ERISA with respect to any Pension Plan.

Prohibited Transactions and Payments.

        Neither Borrower, Guarantor nor any ERISA Affiliate has: (i) engaged in a nonexempt "prohibited transaction" as such term is defined in Section 406 of ERISA or Section 4975 of the Code; (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; (iii) failed to make a required contribution or payment to a Multiemployer Plan; or (iv) failed to make a required installment or other required payment under Section 412 of the Code.

No Termination Event.

        No Termination Event has occurred or is reasonably expected to occur.

ERISA Litigation.

        No material proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of Borrower and Guarantor, threatened concerning or involving any (i) employee welfare benefit plan (as defined in Section 3(l) of ERISA) currently maintained or contributed to by Borrower or any ERISA Affiliate, (ii) Pension Plan or (iii) Multiemployer Plan.

Employee Matters.

Collective Bargaining Agreements; Grievances.

        Except as set forth in Schedule 5.19.1, (i) none of the employees of Borrower is subject to any collective bargaining agreement with Borrower,
(ii) no petition for certification or union election is pending with respect to the employees of Borrower and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of Borrower and (iii) there are no strikes, slowdowns, work stoppages, unfair labor practice complaints, grievances, arbitration proceedings or controversies pending or, to the best knowledge of Borrower, threatened against Borrower by any of Borrower's employees, other than employee grievances or controversies arising in the ordinary course of business that could not in the aggregate be expected to have a Material Adverse Effect.





Claims Relating to Employment.

        Neither Borrower, Guarantor nor, to Borrower's and Guarantor's best knowledge, any employee of Borrower or Guarantor, is subject to any employment agreement or non-competition agreement with any former employer or any other Person due to (i) any information which Borrower or Guarantor would be prohibited from using under the terms of such agreement or (ii) any legal considerations relating to unfair competition, trade secrets or proprietary information.

Burdensome Obligations.

        After giving effect to the transactions contemplated by the Instruments (i) Borrower and Guarantor (A) will not be a party to or be bound by any franchise, agreement, deed, lease or other instrument, or be subject to any restriction, which is so unusual or burdensome so as to cause, in the foreseeable future, a Material Adverse Effect and (B) does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due. Borrower does not presently anticipate that future expenditures needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome so as to have a Material Adverse Effect.

Subsidiaries.

        Borrower has no subsidiaries.

                             AFFIRMATIVE COVENANTS

        Until all of Borrower's and Guarantor's Obligations are paid and performed in full Borrower and Guarantor agree that they will:

Legal Existence; Good Standing.

        Maintain their existence and their good standing in the jurisdiction of their formation and maintain their qualification to transact business in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

Inspection.

        Permit representatives of Lender, at any time without notice, to
(i) visit their offices, (ii) examine their books and records and Accountants' reports relating thereto, (iii) make copies or extracts therefrom, (iv) discuss their affairs with their employees, (v) examine and inspect their Property and (vi) meet and discuss their affairs with the Accountants, and such Accountants, as a condition to their retention by Borrower and Guarantor, are hereby irrevocably authorized by Borrower and Guarantor to fully discuss and disclose all such affairs with Lender.

Financial Statements and Other Information.

        Maintain a standard system of accounting in accordance with GAAP and furnish to Lender:



Monthly Statements.

        As soon as available, and in any event within twenty (20) days after the close of each month, an accounts receivable aging and borrowing base certificate from Borrower, as of the end of such month.

Quarterly Statements.

        As soon as is available and in any event within forty-five (45) days after the close of each quarter:

copy of the balance sheet of Borrower and Guarantor, as of the end of such quarter;

statements of operations and EBITDA of Borrower and Guarantor for such quarter; and such other financial information for the Borrower and Guarantor as is contained in Guarantor's 10-Q Report for such quarter or would be required in such report in the event Guarantor is no longer required to file reports under the Securities Exchange Act of 1934, as amended.

Annual Statements.

        As soon as available and in any event within 90 days after the close of Guarantor's fiscal year:

the consolidated balance sheet of Guarantor and its subsidiaries as of the end of such fiscal year and the statements of operations, cash flows, shareholders' equity and EBITDA of Guarantor for such fiscal year
(collectively, the "Basic Financial Statements");

an opinion of the Accountants which shall accompany the Basic Financial Statements which opinion shall be unqualified as to going concern and scope of audit, stating that (i) the examination by the Accountants in connection with such Basic Financial Statements has been made in accordance with generally accepted auditing standards, (ii) such Basic Financial Statements have been prepared in conformity with GAAP and in a manner consistent with prior periods, and (iii) such Basic Financial Statements fairly present in all material respects the financial position and results of operations of Guarantor and its subsidiaries; and

a letter from the Accountants stating that the statements of EBITDA were computed in accordance with the requirements of this Loan Agreement.

Compliance Certificate.

        As soon as is available and in any event within forty-five (45) days after the close of each quarter, a Compliance Certificate as of the end of such quarter.

Accountants' Certificate.

        Simultaneously with the delivery of the certified Basic Financial statements required by subsection 0, copies of a certificate of the Accountants stating that (i) they have checked the computations delivered by Guarantor in compliance with subsection 0, and (ii) in making the examination necessary for their audit of the Basic Financial Statements for such year, nothing came to their attention of a financial or accounting nature that caused them to believe that (A) Guarantor was not in compliance with the terms, covenants, provisions or conditions of any of the Loan Instruments, or (B) there shall have occurred any condition or event which would constitute an Event of Default, or, if so, specifying in such certificate all such instances of non-compliance and the nature and status thereof.

Audit Reports.

        Promptly upon receipt thereof, a copy of each report, other than the reports referred to in subsection 0, including any so-called
"Management Letter" or similar report, submitted to Borrower or Guarantor by the Accountants in connection with any annual, interim or special audit made by the Accountants of the books of Borrower or Guarantor.

Notice of Defaults; Loss.

        Prompt written notice if: (i) any Indebtedness of Borrower or Guarantor is declared or shall become due and payable prior to its declared or stated maturity, or called and not paid when due, (ii) an event has occurred that enables the holder of any note, or other evidence of such Indebtedness, certificate or security evidencing any such Indebtedness of Borrower or Guarantor to declare such Indebtedness due and payable prior to its stated maturity, (iii) there shall occur and be continuing an Event of Default, accompanied by a statement setting forth what action Borrower or Guarantor proposes to take in respect thereof, or (iv) any event shall occur which has a Material Adverse Effect, including the amount or the estimated amount of any loss or adverse effect.



Notice of Suits; Adverse Events.

        Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming Borrower or Guarantor a party to any proceeding before any Governmental Body which might reasonably be expected to have a Material Adverse Effect, including with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) any lapse or other termination of any license, permit, franchise, agreement or other authorization issued to Borrower or Guarantor by any Governmental Body or any other Person that is material to the operation of the business of Borrower or Guarantor, (iii) any refusal by any Governmental Body or any other Person to renew or extend any such license, permit, franchise, agreement or other authorization and (iv) any dispute between Borrower or Guarantor and any Governmental Body or any other Person, which lapse, termination, refusal or dispute referred to in clauses (ii) and (iii) above or in this clause (iv) could have a Material

Adverse Effect.

Reports to Members, Creditors and Governmental Bodies.

Promptly upon becoming available, copies of all regular and periodic reports sent by Borrower or Guarantor to any of its creditors, and all registration statements and prospectuses filed by Guarantor with any securities exchange or with the Securities and Exchange Commission or any Governmental Body succeeding to any of its functions, and of all statements generally made available by Borrower or Guarantor concerning material developments in the business of

Borrower or Guarantor.

Promptly upon becoming available, copies of any periodic or special reports filed by Borrower or Guarantor with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of Borrower or Guarantor, or if copies thereof are requested by Lender, and copies of any material notices and other communications from any Governmental Body or Person which specifically relate to Borrower or Guarantor.



ERISA Notices and Requests.

With reasonable promptness, and in any event within 30 days after occurrence of any of the following, notice and/or copies of: (i) the establishment of any new Employee Benefit Plan, Pension Plan or Multiemployer Plan; (ii) the commencement of contributions to any Employee Benefit Plan, Pension Plan or Multiemployer Plan to which Borrower or any of its ERISA Affiliates was not previously contributing or any increase in the benefits of any existing Employee Benefit Plan, Pension Plan or Multiemployer Plan; (iii) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by Borrower or any ERISA Affiliate with respect to such request; and (iv) the failure of Borrower or any of its ERISA Affiliates to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date.

Promptly and in any event within 10 days of becoming aware of the occurrence of or forthcoming occurrence of any (i) Termination Event or (ii) "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, a notice specifying the nature thereof, what action Borrower or Guarantor has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.


With reasonable promptness but in any event within 10 days after the occurrence of any of the following, copies of: (i) any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401 (a) of the Code; (ii) all notices received by Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (iii) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan; and (iv) all notices received by Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA; and written notice within two Business Days of Borrower's or any ERISA Affiliate's filing of or intention to file a notice of intent to terminate any Pension Plan under distress termination within the meaning of Section 4041(c) of ERISA.

Other Information.

Immediate notice of any change in the location of any Property of Borrower or Guarantor which is material to or necessary for the continued operation of Borrower's business, any change in the name of Borrower, any sale or purchase of Property outside the regular course of business of Borrower, any change in the residence of any Personal Guarantor and any change in the business or financial affairs of Borrower, which change could have a Material Adverse Effect.


Promptly upon request therefor, such other information and reports relating to the past, present or future financial condition, operations, plans and projections of Borrower as Lender reasonably may request from time to time.

Reports to Governmental Bodies and Other Persons.

        Timely file all material reports, applications, documents, instruments and information required to be filed pursuant to all rules and regulations of any Governmental Body or other Person having jurisdiction over the operation of the business of Borrower or Guarantor, including, but not limited to, such of the Loan Instruments as are required to be filed with any such Governmental Body or other Person pursuant to applicable rules and regulations promulgated by such Governmental Body or other Person.

Maintenance of Licenses and Other Agreements.

        Maintain in full force and effect at all times, and apply in a timely manner for renewal of, all licenses, trademarks, trade names and agreements necessary for the operation of their business, the loss of any of which could have a Material Adverse Effect.

Insurance.

Maintenance of Insurance.

        Maintain in full force and effect Business Insurance as may be required by law or by the Loan Instruments and as may be customarily maintained by a similarly situated business, all of which shall be written by insurers and in amounts and forms satisfactory to Lender. Lender shall be named as an additional insured on each policy of liability insurance. Each policy of casualty insurance shall contain a standard "Lender loss payable" endorsement in favor of Lender.



Claims and Proceeds.

        Borrower and Guarantor hereby direct all insurers under all policies of Business Insurance to pay all proceeds payable thereunder directly to Lender and Borrower and Guarantor hereby authorize Lender to collect all such proceeds. Borrower and Guarantor irrevocably appoint Lender (and all officers, employees of Lender), as Borrower's and Guarantor's true and lawful attorney and agent in fact for the purpose of and with power to make, settle and adjust claims under such policies of insurance, endorse the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, and to make all determinations and decisions with respect to such policies of insurance. Borrower and Guarantor acknowledge that such appointment as attorney and agent in fact is a power, coupled with an interest, and therefore is irrevocable. Borrower and Guarantor shall promptly notify Lender of any loss, damage, destruction or other casualty to the Collateral. The insurance proceeds received on account of any loss, damage, destruction or other casualty at the option of Lender may be (i) applied to the payment of Borrower's Obligations in the following order of priority: (A) first, to the payment of any and all sums which then are due and payable pursuant to the terms of the Loan Instruments, other than the Principal Balance and interest accrued thereon, (B) next, to accrued and unpaid interest on the Principal Balance, and (C) then, to the Principal Balance, or (ii) held by Lender and applied to pay for the cost of repair or replacement of the Property which was the subject of such loss, damage, destruction or other casualty, in which event such proceeds shall be made available in the manner and under such conditions as Lender reasonably may require. In the event such proceeds are to be applied to the repair or replacement of Property, the Property shall be repaired or replaced so as to be of at least equal value and substantially the same character as prior to such loss, damage, destruction or other casualty.

Future Leases.

        Deliver to Lender, concurrently with the execution by Borrower or Guarantor, as lessee, of any lease pertaining to real property, (i) an executed copy thereof, and (ii) a Landlord's Consent from the lessor under such lease.

Environmental Matters.

        At all times comply with, and be responsible for, its obligations under all Environmental Laws applicable to the Real Property and Leasehold Property and any other Property owned by Borrower or Guarantor or used by Borrower in the operation of Borrower's business. At its sole cost and expense, Borrower shall (i) comply in all respects with (A) any notice of any violation or administrative or judicial complaint or order having been filed against Borrower or Guarantor, any portion of any Real Property or Leasehold Property or any other Property owned by Borrower or Guarantor or used by Borrower or Guarantor in the operation of its business alleging violations of any law, ordinance and/or regulation requiring Borrower or Guarantor to take any action in connection with the release, Transportation and/or clean-up of any Hazardous Materials, and (B) any notice from any Governmental Body or any other Person alleging that Borrower or Guarantor is or may be liable for costs associated with a response or clean-up of any Hazardous Materials or any damages resulting from such release or transportation, or (ii) diligently contest in good faith by appropriate proceedings any demands set forth in such notices, provided
(A) reserves in an amount reasonably satisfactory to Lender to pay the costs associated with complying with any such notice are established by Borrower or Guarantor and (B) no Lien would or will attach to the Property which is the subject of any such notice as a result of any compliance by Borrower or Guarantor which is delayed during any such contest. Promptly upon receipt of any notice described in the foregoing clause (i), Borrower or Guarantor shall deliver to Lender a copy thereof. At the request of Lender, Borrower or Guarantor shall deliver to Lender an environmental audit with respect to any real estate acquired or leased by Borrower or Guarantor.

Compliance with Laws.

        Comply with all federal, state and local laws, ordinances, requirements and regulations and all judgments, orders, injunctions and decrees applicable to Borrower or Guarantor and their operations, the failure to comply with which would reasonably be expected to have a Material Adverse Effect.

Taxes and Claims.

        Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any Property belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien (other than a Permitted Lien) upon the Property of Borrower or Guarantor, provided that Borrower and Guarantor shall not be required by this Section 6.10 to pay any such amount if the same is being contested diligently and in good faith by appropriate proceedings and as to which Borrower and Guarantor has set aside reserves on its books reasonably satisfactory to Lender.

Maintenance of Properties.

        Maintain all of its Properties necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.

Governmental Approvals.

        Upon the exercise by Lender of any power, right or privilege pursuant to the provisions of any of the Loan Instruments requiring any consent, approval or authorization of any Governmental Body, promptly execute and cause the execution of all applications, certificates, instruments and other documents that Lender may be required to obtain for such consent, approval or authorization.

Payment of Indebtedness.

        Except as to matters being contested in good faith and by appropriate proceedings, promptly pay when due, or in conformance with customary trade terms, all of its Indebtedness.

Maintenance of Accounts.

        Continue to maintain its primary disbursement account and all of its collection accounts (including all such accounts for its affiliates) with Lender under Lender's customary terms and conditions. Borrower shall not be required to maintain a compensating balance in its disbursement accounts other than balances sufficient to cover disbursement activities and to pay service charges.

NEGATIVE COVENANTS

        Until all of Borrower's Obligations are paid and performed in full, Borrower and Guarantor shall not:


Borrowing.

        Create, incur, assume or suffer to exist any liability for Indebtedness for Borrowed Money except (i) Borrower's Obligations; (ii) Permitted Senior Indebtedness; and (iii) Permitted Subordinated
Indebtedness.

Liens.

        Create, incur, assume or suffer to exist any Lien upon any of its Property, including Guarantor's capital stock ownership of Borrower, whether now owned or hereafter acquired, except Permitted Liens.


Merger and Acquisition.

        Except for the proposed migratory merger of Keystone into an Indiana corporation, with the latter as survivor (and further provided that Lender has received (a) thirty (30) days' advance written notice of same,
(b) copies of the forms of all documents which it may reasonably request, e.g., Agreement and Plan of Merger and Articles of Incorporation/Merger, no later than fifteen (15) days prior to the consummation of such merger, (c) a security agreement executed by the entity which will survive the merger, substantially in the form of security agreement then existing between Lender and the other Borrower Entities with respect to Borrower's Obligations, no later than ten (10) days prior to the consummation of such merger, and (d) certified copies of all filed and/or executed merger documents which it may deem sufficient, in its reasonable judgment, to protects its rights with respect to this Agreement and the transactions contemplated hereby, promptly upon consummation of such merger), consolidate with or merge with or into any Person, or acquire directly or indirectly all or substantially all of the capital stock, equity interests or Property of any Person.


Contingent Liabilities.

        Assume, guarantee, endorse, contingently agree to purchase, become liable in respect of any letter of credit, or otherwise become liable upon the obligation of any Person, except for liabilities arising from the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

Dividends and Distributions.

        Except as may be required by Carolina's organic documents, make any dividends, distributions or other expenditures with respect to Borrower's or Guarantor's capital stock ownership interests or apply any of its Property to the purchase, redemption or other retirement of, or set apart any sum for the payment of, or make any other distribution by reduction of capital or otherwise in respect of, any of the Borrower's or Guarantor's capital stock ownership interests.

Capital Expenditures.

        In any year, make or incur, any Capital Expenditures, other than Capital Expenditures not in excess of the sum of $150,000.

Payments of Indebtedness for Borrowed Money

        Make any voluntary or optional prepayment of any Indebtedness for Borrowed Money other than Borrower's Obligations and other than interest payments due to the holders of the Permitted Subordinated Indebtedness. Such interest payments with respect to the Permitted Subordinated Indebtedness may only be made upon regular terms and conditions and only so long as no Event of Default exists or has been declared.

Investments, Loans.

        At any time purchase or otherwise acquire, hold or invest in the capital stock of, or any other interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution or otherwise, in or with any Person, including, without imitation, any Affiliate, except (i) investments in direct obligations of, or instruments unconditionally guaranteed by, the United States of America or n certificates of deposit issued by a Qualified Depository, (ii) investments in commercial or finance paper which, at the time of investment, is rated
"A" or better by Moody's Investors Service, Inc., or Standard & Poor's Corporation, respectively, or at the equivalent rate by any of their respective successors, (iii) any interests in any money market account maintained, at the time of investment, with a Qualified Depository, the investments of which, at the time of investment, are restricted to the types specified in clause (i) above. All investments permitted pursuant to clauses (i), (ii) and (iii) of this Section 7.8 shall have a maturity date not exceeding one year.

Fundamental Business Changes.

        Materially change the nature of its business.

Facility Sites.

        Change the locations of its chief executive office or other
Property used in the operation of its business unless (i) Lender shall have received at least 30 days' prior written notice thereof, (ii) Lender shall have received satisfactory evidence that such change could not reasonably be expected to have a Material Adverse Effect and (iii) Borrower and Guarantor shall have executed and delivered to Lender any documents Lender reasonably may require in order to maintain the validity and priority of the Security Interests.


Sale or Transfer of Assets.

        Sell, lease, assign, transfer or otherwise dispose of any Property (other than in the ordinary course of business) including, but not limited to Guarantor's stock ownership interests in Borrower, except for the sale or disposition of (A) Property which is not material to or necessary for the continued operation of its business and (B) obsolete or unusable items of equipment which promptly are replaced with new items of equipment of like function and comparable value to the unusable items of equipment when the same were new or not obsolete or unusable, provided such replacement items of equipment shall become subject to the Security Interests. This Section 0 shall not apply to the proposed conversion of Carolina to an Indiana limited liability company or to the reincorporation of Keystone as an Indiana corporation, provided in both cases that Lender has been notified in advance of such transactions, and has been provided with certified copies of all documents related thereto which it may deem sufficient, in its reasonable judgment, to protects its rights with respect to this Agreement and the transactions contemplated hereby.


Amendment of Certain Agreements.

        Amend, modify or waive any term or provision of its articles of organization, the Leases or any of the Instruments. This Section 0 shall not apply to the proposed conversion of Carolina to an Indiana limited liability company or the reincorporation of Keystone as an Indiana corporation, provided in both cases that Lender has been notified in advance of such transactions, and has been provided with certified copies of all documents related thereto which it may deem sufficient, in its reasonable judgment, to protects its rights with respect to this Agreement and the transactions contemplated hereby.
Acquisition of Additional Properties.

        Acquire any additional Property except such Property as is necessary to or useful in the operation of its business, provided such acquisitions shall be subject to the conditions and limitations set forth in this Loan Agreement.

Transactions with Affiliates.

        Sell, lease, assign, transfer or otherwise dispose of any Property to any of its Affiliates, lease Property, render or receive services or purchase assets from any such Affiliate, or otherwise enter into any contractual relationship with any such Affiliate, except in the ordinary course of business on terms no less favorable to Borrower or Guarantor than would be obtainable on an arm's-length basis by Borrower or Guarantor from a Person who is not an Affiliate of Borrower or Guarantor. This Section 0 shall not apply to the proposed conversion of Carolina to an Indiana limited liability company or the reincorporation of Keystone as an Indiana corporation, provided in both cases that Lender has been notified in advance of such transactions, and has been provided with certified copies of all documents related thereto which it may deem sufficient, in its reasonable judgment, to protects its rights with respect to this Agreement and the transactions contemplated hereby.

Compliance with ERISA.

        (i) Permit the occurrence of any Termination Event which would result in a liability to Borrower or any ERISA Affiliate in excess of $50,000;

        (ii) Permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities by more than $50,000;

        (iii) Permit any accumulated funding deficiency in excess of $50,000 (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived;

        (iv) Fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $50,000;


        (v) Engage, or permit any ERISA Affiliate to engage, in any "prohibited transaction" as such term is defined in Section 406 of ERISA or
Section 4975 of the Code for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $50,000 is imposed;

        (vi) Permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to Borrower or any ERISA Affiliate or increase the obligation of Borrower or any ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is material to Borrower or any ERISA Affiliate; or


        (vii) Fail, or permit any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with ERISA, the Code and all other applicable laws and regulations and interpretations thereof.


Maximum Unsubordinated Debt to EBITDA Ratio.

        Permit the ratio of Unsubordinated Indebtedness to EBITDA to exceed
(i) 3.5 to 1 during the period ending September 30, 2004, (ii) 3.25 to 1 during the period ending December 31, 2004, or (iii) 3.0 to 1 during any subsequent period. For the purposes of this Section 7.16, EBITDA shall be determined based on a rolling four (4) quarter basis.

       7.17	Minimum Tangible Net Worth.
        Fail to maintain Tangible Net Worth of at least $1,000,000.


       7.18	Minimum Permitted Subordinated Indebtedness.
        Fail to maintain Permitted Subordinated Indebtedness of at least $3,850,000.

       7.19	Minimum Tangible Net Worth Plus Permitted Subordinated
Indebtedness.

        Fail to maintain Tangible Net Worth plus Permitted Subordinated Indebtedness of at least $2,750,000.

7.20 Minimum Debt Service Ratio.
        Fail to maintain a minimum debt service ratio for Guarantor and its subsidiaries (on a consolidated basis) of 1.25:1 based on a rolling four (4) quarter average, to be calculated as follows: (1) the sum of:
(i) Net Income before taxes, (ii) depreciation and amortization expense,
(iii) interest expense, and (iv) rent and lease expense, less (v) taxes, distributions, and cash dividends paid, divided by (2) the sum of: (i) current maturity of long term debt, (ii) interest expense, and (iii) rent and lease expense. For the purposes of testing the minimum debt service ratio, "interest expense" in the denominator shall be defined as interest expense of Unsubordinated Indebtedness plus interest paid on Permitted Subordinated Indebtedness. For the purposes of testing the minimum debt service ratio, "rent and lease expense" shall mean all amounts payable to any landlords and lessors by any Borrower Entity for the use of any real or personal property.

       7.21	Testing of Financial Covenants.

        All of the financial covenants set forth in paragraphs 7.16 through
7.20 shall be fully satisfied by Guarantor and Borrower on a quarterly reporting basis.

                               DEFAULT AND REMEDIES

Events of Default.

        The occurrence of any of the following shall constitute an "Event of Default" under the Loan Instruments:
Default in Payment.

        If Borrower shall fail to pay all or any portion of Borrower's Obligations when the same become due and payable.

Breach of Covenants.

If Borrower or Guarantor shall fail to observe or perform any covenant or agreement made by Borrower contained in Section 6.1, 6.2, 6.6, or in
Article VII;

If Borrower or Guarantor shall fail to observe or perform any covenant or agreement contained in Section 6.3, and such failure shall continue for 10 days after the occurrence of such Event of Default; or

If Borrower or Guarantor shall fail to observe or perform any covenant or agreement (other than those referred to in subparagraph (a) or (b) above r specifically addressed elsewhere in this Section 8.1) in any of the Loan Instruments, and such failure shall continue for a period of 30 days after the occurrence of such Event of Default.

Breach of Warranty.

        If any representation or warranty made by or on behalf of Borrower or Guarantor in or pursuant to any of the Loan Instruments or in any instrument or document furnished in compliance with the Loan Instruments shall prove to be false or misleading in any material respect.

Default Under Other Indebtedness for Borrowed Money

        If (i) Borrower or Guarantor at any time shall in default (as principal or guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness for Borrowed Money (other than Borrower's Obligations or the Permitted Subordinated Indebtedness) beyond the grace period, if any, applicable thereto.




Bankruptcy.

If Borrower, Guarantor or any Personal Guarantor shall (i) generally not be paying its debts as they become due, (ii) file, or consent, by answer or otherwise, to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, (iii) make an assignment for the benefit of creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for it or for any substantial part of its Property, or (v) be adjudicated insolvent.

If any Governmental Body of competent jurisdiction shall enter an order appointing, without consent of Borrower or Guarantor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its Property, or if an order for relief hall be entered in any case or proceeding for liquidation or reorganization r otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Borrower or Guarantor or if any petition for any such relief shall be filed against it and such petition shall not be dismissed or stayed within 60 days.

Judgments.

        If there shall exist final judgments or awards against Borrower which shall have been outstanding for a period of 30 days or more from the date of the entry thereof and shall not have been discharged in full or stayed pending appeal, if the aggregate amount of all such judgments and awards not covered by insurance exceeds $10,000.

Impairment of Licenses; Other Agreements.

        If (i) any Governmental Body shall revoke, terminate, suspend or adversely modify any license of Borrower, the adverse modification or non-ontinuation of which could have a Material Adverse Effect, or (ii) there shall exist any violation or default in the performance of, or a material failure to comply with, any agreement, or condition or term of any license, which violation, default or failure has a Material Adverse Effect, or (iii) any agreement which is necessary to the operation of the business of Borrower shall be revoked or terminated and not replaced by a substitute reasonably acceptable to Lender within 30 days after the date of such revocation or termination, and such revocation or termination and non-replacement could have a Material Adverse Effect.

Collateral.

        If any material portion of the Collateral shall be seized or taken by a Governmental Body or Person, or Borrower or Guarantor shall fail to maintain or cause to be maintained the Security Interests and priority of the Loan instruments as against any Person, or the title and rights of Borrower or Guarantor to any material portion of the Collateral shall have become the subject matter of litigation which could reasonably be expected to result in impairment or loss of the security provided by the Loan Instruments.

Plans.

        If an event or condition specified in subsection 0 hereof shall occur or exist with respect to any Pension Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any ERISA Affiliate shall incur, or in the opinion of Lender be reasonably likely to incur, a liability to a Pension Plan or Multiemployer Plan or the PBGC (or any of them) which, in the reasonable judgment of Lender, would have a Material Adverse Effect.

Change in Control.

        If, absent consent of the Lender, at least 20% of the Guarantor's common stock is not owned, directly or indirectly, by the Personal Guarantors or if either of the Personal Guarantors dies or resigns from his positions as officer and director of Borrower and Guarantor.

Material Adverse Effect.

        If, in Lender's reasonable opinion, the occurrence and continuance of any event or condition, financial or otherwise, could reasonably be likely to have a Material Adverse Effect.



Acceleration of Borrower's Obligations.

        Upon the occurrence of:

any Event of Default described in clauses (ii), (iii), (iv) and (v) of subsection 8.1.5(a) or in 8.1.5(b), the Revolving Loan Commitment shall automatically terminate and all of Borrower's Obligations at that time outstanding automatically shall mature and become due; and any other
Event of Default, Lender, at any time, at its option, without further notice or demand, may declare all of Borrower's Obligations due and payable, whereupon the Revolving Loan Commitment shall automatically terminate and all of Borrower's Obligations immediately shall mature and become due and payable, all without presentment, demand, protest or notice (other than notice of the declaration referred to in clause (b) above), all of which hereby are waived.

Remedies on Default.

        If Borrower's Obligations have been accelerated pursuant to
Section 8.2, Lender may:

Enforcement of Security Interests.

        Enforce its rights and remedies under the Loan Instruments in accordance with their respective terms; and/or

Other Remedies.

        Enforce any of the rights or remedies accorded to Lender at equity or law, by virtue of statute or otherwise.

Application of Funds.

        Any funds received by Lender pursuant to the exercise of any rights accorded to Lender pursuant to, or by the operation of any of the terms of, any of the Loan Instruments, including, without limitation, insurance proceeds, condemnation proceeds or proceeds from the sale of collateral, shall be applied to Borrower's Obligations in the following order of priority:

Expenses.

        First to the payment of (i) all fees and expenses actually incurred, including, without limitation, court costs, fees of appraisers, title charges, costs of maintaining and preserving the Collateral, costs of sale, and all other costs incurred by Lender in exercising any rights accorded to such Persons pursuant to the Loan Instruments or by applicable law, including, without limitation, reasonable attorney's fees, and (ii) all Liens superior to the Liens of Lender except such superior Liens subject to which any sale of the Collateral may have been made.

Borrower's Obligations.

        Next, to Lender, in such order as Lender may determine, to repay the Borrower's Obligation.


Surplus.

        Any surplus, to the Person or Persons entitled thereto.

Performance of Borrower's Obligations.

        If Borrower or Guarantor fails to (i) maintain in force and pay for any insurance policy or bond which Borrower or Guarantor is required to provide pursuant to any of the Loan Instruments, (ii) keep the Collateral free from all Liens except for Permitted Liens, (iii) pay when due all taxes, levies and assessments on or in respect of the Collateral, except as otherwise permitted pursuant to the terms hereof, (iv) make all payments and perform all acts on the part of Borrower or Guarantor to be paid or performed in the manner required by the terms hereof and by the terms of the other Loan Instruments with respect to any of the Collateral, including, without limitation, all expenses of protecting, storing, warehousing, insuring, handling and maintaining the Collateral, (v) keep fully and perform promptly any other of the obligations of Borrower or Guarantor hereunder or under any of the other Loan Instruments, and (vi) keep fully and perform promptly the obligations of Borrower with respect to any issue of Indebtedness for Borrowed Money secured by a Permitted Prior Lien, then Lender may (but shall not be required to) procure and pay for such insurance policy or bond, place such Collateral in good repair and operating condition, pay, contest or settle such Liens or taxes or any judgments based thereon or otherwise make good any other aforesaid failure of Borrower or Guarantor. Borrower shall reimburse Lender immediately upon demand for all sums paid or advanced on behalf of Borrower for any such purpose, together with costs and expenses (including reasonable attorney's fees) paid or incurred by Lender in connection therewith and interest on all sums advanced from the date of advancement until repaid to Lender shall be calculated at the Default Rate. All such sums advanced by Lender, with interest thereon, immediately upon advancement thereof, shall be deemed to be part of Borrower's Obligations.





                         EXPENSES AND INDEMNITY

Attorney's Fees and Other Fees and Expenses.

        Borrower agrees to pay to Lender on demand all expenses incurred by Lender in connection with the preparation of this Loan Agreement and contemplated hereby (including, without limitation, any appraisal fees, environmental audit fees and title and recording charges) and in connection with any amendments, modifications or waivers (whether or not the same become effective) under or in respect of any of the Loan Instruments, including, without limitation:

Fees and Expenses for Preparation of Loan Instruments.

        All expenses, disbursements (including, without limitation, charges for required mortgagee's title insurance, lien searches, reproduction of documents, long distance telephone calls and overnight express carriers) and reasonable attorney's fees, actually incurred of special counsel and other counsel retained by Lender in connection with (i) the preparation and negotiation of the Loan Instruments or any amendments, modifications or waivers hereto or thereto and (ii) the administration of the Revolving Loan.


Fees and Expenses in Enforcement of Rights or Defense of Loan Instruments.

        Any expenses or other costs, including reasonable attorney's fees actually incurred by Lender, in connection with the enforcement or collection against Borrower of any provision of any of the Loan Instruments, and in connection with or arising out of any litigation, investigation or proceeding instituted by any Governmental Body or any other Person with respect to any of the Loan Instruments, whether or not suit is instituted, including, but not limited to, such costs or expenses arising from the enforcement or collection against Borrower or Guarantor of any provision of any of the Loan Instruments, in any workout or restructuring or in any state or federal bankruptcy or reorganization proceeding.

Indemnity.

        Borrower and Guarantor agree to indemnify and save Lender harmless of and from the following:

Brokerage Fees.

        The fees, if any, of brokers and finders engaged by Borrower or Guarantor.

General.

        Any loss, cost, liability, damage or expense (including reasonable attorneys' fees and expenses) incurred by Lender in investigating, preparing for, defending against, providing evidence, producing documents or taking other action in respect of any commenced or threatened litigation, administrative proceeding, suit instituted by any Person or investigation under any law, including any federal securities law, the Bankruptcy Code, any relevant state corporate statute or any other securities law, bankruptcy law or law affecting creditors generally of any jurisdiction, or any regulation pertaining to any of the foregoing, or at common law or otherwise, relating, directly or indirectly, to the transactions contemplated by or referred to in, or any other matter related to, the Loan Instruments, whether or not Lender is a party to such litigation, proceeding or suit, or is subject to such investigation, except to the extent of any gross negligence or willful misconduct of Lender.

Operation of Collateral; Joint Venturers.

        Any loss, cost, liability, damage or expense (including reasonable attorneys' fees and expenses) incurred in connection with the ownership, operation or maintenance of the Collateral, the construction of Lender and Borrower as having the relationship of joint venturers or partners or the determination that Lender has acted as agent for Borrower.

Environmental Indemnity.

        Any and all claims, losses, damages, response costs, clean-up costs and expenses suffered and/or incurred at any time by Lender arising out of or in any way relating to the existence at any time of any Hazardous Materials in, on, under, at transported to or from, or used in the construction and/or renovation of, any of the Real Property or Leasehold Property, or otherwise with respect to any Environmental Law, and/or the failure of any obligor to perform its obligations and covenants hereunder with respect to environmental matters, including, but not limited to: (i) claims of any Persons for damages, penalties, response costs, clean-up costs, injunctive or other relief, (ii) costs of removal and restoration, including fees of attorneys and experts, and costs of reporting the existence of Hazardous Materials to any Governmental Body, and (iii) any expenses or obligations, including attorney's fees and expert witness fees, incurred at, before and after any trial or other proceeding before any Governmental Body or appeal therefrom whether or not taxable as costs, including, without limitation, witness fees, deposition costs, copying and telephone charges and other expenses, all of which shall be paid by Borrower to Lender when incurred by Lender.

                                 MISCELLANEOUS

Notices.

        All notices and communications under this Loan Agreement shall be in writing and shall be (i) delivered in person, (ii) sent by telecopy, or
(iii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or by overnight express carrier, addressed in each case as follows:


To Lender:
U.S. Bank National Association
209 South LaSalle St., Suite 410
Chicago, IL 60604
Attn:  Craig B. Collinson, Senior Vice President
Telecopy: (312) 325-8750


Copy to:
Gould & Ratner
222 N. LaSalle Street, 8th Floor
Chicago, IL 60601-1086
Attn: Christopher J. Horvay, Esq.
Telecopy: (312) 236-3241

To Borrower and Guarantor:
US 1 Industries, Inc.
1000 Colfax Street
Gary, IN  46406
Attn:  Michael E. Kibler and Harold Antonson

Copy to:
Troutman Sanders LLP
600 Peachtree Street NE
Atlanta, GA  30308
Attn: Brink Dickerson, Esq.
Telephone No.: (404) 885-3822

or to any other address or telecopy number, as to any of the parties hereto, as such party shall designate in a written notice to the other parties hereto. All notices sent pursuant to the terms of this Section 11. 1 shall be deemed received (i) if personally delivered, then on the Business Day of delivery, (ii) if sent by telecopy before 2:00 p.m. Chicago time, on the day sent if a Business Day or if such day is not a Business Day or if sent after 2:00 p.m. Chicago time, then on the next Business Day, (iii) if sent by overnight, express carrier, on the next Business Day immediately following the day sent, or (iv) if sent by registered or certified mail, on the earlier of the fifth Business Day following the day sent or when actually received. Any notice by telecopy shall be followed by delivery on the next Business Day by overnight, express carrier or by hand.

Survival of Loan Agreement; Indemnities.

        All covenants, agreements, representations and warranties made in this Loan Agreement and in the certificates delivered pursuant hereto shall continue in full force and effect so long as any of Borrower's Obligations remain outstanding, unperformed or unpaid. Notwithstanding the repayment of all amounts due under the Loan Instruments, the cancellation of the Revolving Note and the release and/or cancellation of any and all of the Loan Instruments or the foreclosure of any Liens on the Collateral, the obligations of Borrower and Guarantor to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in Section
9.2 shall survive until all applicable statute of limitations periods with respect to actions which may be brought against Lender has run.

Further Assurance.

        From time to time, Borrower and Guarantor shall execute and deliver to Lender such additional documents as Lender reasonably may require to carry out the purposes of the Loan Instruments and to protect Lender's rights thereunder, and not take any action inconsistent with the purposes of the Loan Instruments.

Taxes and Fees.

        Should any tax (other than taxes based upon the net income of Lender), recording or filing fees become payable in respect of any of the Loan Instruments, or any amendment, modification or supplement thereof, Borrower agrees to pay the same on demand, together with any interest or penalties thereon attributable to any delay by Borrower in meeting Lender's demand, and agrees to hold Lender harmless with respect thereto.

Severability.

        In the event that any provision of this Loan Agreement is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court or any other Governmental Body, as applicable, the validity, legality and enforceability of the remaining erms and provisions of this Loan Agreement shall not in any way be affected or impaired thereby, all of which shall remain in fall force and effect, and he affected term or provision shall be modified to the minimum extent permitted by law so as to achieve most fully the intention of this Loan Agreement.

Waiver.

        No delay on the part of Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude other or further exercise thereof, or be deemed to establish a custom or course of dealing or performance between the parties hereto, or preclude the exercise of any other right, power or privilege.

Modification of Loan Instruments.

        No modification or waiver of any provision of any of the Loan Instruments shall be effective unless the same shall be in writing and signed by Lender. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower or Guarantor in any case shall entitle Borrower or Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Captions.

        The headings in this Loan Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Successors and Assigns.

        This Loan Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that Borrower may not assign any of its rights or delegate any of its duties hereunder to any other Person.

Remedies Cumulative.

        All rights and remedies of Lender pursuant to this Loan Agreement, any other Loan Instruments or otherwise, shall be cumulative and non-exclusive, and may be exercised singularly or concurrently. Lender shall not be required to prosecute collection, enforcement or other remedies against any Person before proceeding against Borrower or Guarantor to enforce or resort to any security, liens, collateral or other rights of Lender. One or more successive actions may be brought against Borrower and/or any other Person, either in the same action or in separate actions, as often as Lender deems advisable, until all of Borrower's Obligations are paid and performed in full.

Entire Agreement; Conflict.

        This Loan Agreement and the other Loan Instruments executed prior or pursuant hereto constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereby or thereby and supersede any prior agreements, whether written or oral, relating to the subject matter hereof In the event of a conflict between the terms and conditions set forth herein and the terms and conditions set forth in any other Loan Instrument, the terms and conditions set forth herein shall govern.

Applicable Law.

        The Loan Instruments shall be construed in accordance with and governed by the laws and decisions of the State of Illinois, without regard to the conflict of laws principles thereof. For purposes of this Section 10.12, the Loan Instruments shall be deemed to be performed and made in the State of Illinois.




                          JURISDICTION AND VENUE.

        BORROWER AND GUARANTOR HEREBY AGREE THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND GUARANTOR AND ARISING DIRECTLY OR INDIRECTLY OUT
OF THE LOAN INSTRUMENTS SHALL BE LITIGATED IN EITHER THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE
NORTHERN DISTRICT OF ILLINOIS, OR IF LENDER INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH LENDER SHALL INITIATE
OR TO WHICH LENDER SHALL REMOVE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. BORROWER AND GUARANTOR HEREBY EXPRESSLY SUBMIT AND CONSENT
IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN OR REMOVED BY LENDER TO ANY OF SUCH COURTS, AND HEREBY AGREE THAT PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN MAY BE SERVED IN THE MANNER PROVIDED FOR NOTICES HEREIN, AND AGREE THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO SECTION 10.1. BORROWER AND GUARANTOR WAIVE ANY CLAIM THAT EITHER THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. TO THE EXTENT PROVIDED BY LAW, SHOULD BORROWER AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY THE COURT AGAINST BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER AND GUARANTOR SET FORTH IN THIS SECTION 10.13 SHALL NOT BE DEEMED
TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY
OTHER APPROPRIATE JURISDICTION, AND BORROWER AND GUARANTOR HEREBY WAIVE
THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

WAIVER OF RIGHT TO JURY TRIAL.

        LENDER, BORROWER AND GUARANTOR ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THE LOAN INSTRUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT
ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Time of Essence.

        Time is of the essence for the performance by Borrower of the obligations set forth in this Loan Agreement and the other Loan
Instruments.

Estoppel Certificate.

        Within 15 days after Lender requests Borrower and Guarantor to do so, Borrower and Guarantor will execute and deliver to Lender a statement certifying (i) that this Loan Agreement is in full force and effect and has not been modified except as described in such statement, (ii) the date to which interest and principal on the Note has been paid, (iii) the Principal Balance, (iv) whether or not to its knowledge an Incipient Default or Event of Default has occurred and is continuing, and, if so, specifying in reasonable detail each such Incipient Default or Event of Default of which it has knowledge, (v) whether to its knowledge it has any defense, set off or counterclaim to the payment of the Note in accordance with its terms, and, if so, specifying each defense, set off or counterclaim of which it has knowledge in reasonable detail (including where applicable the amount thereof), and (vi) as to any other matter reasonably requested by Lender.

Consequential Damages.

        Neither Lender nor any attorney of Lender shall be liable to Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Borrower's Obligations.

Counterparts.
        This Loan Agreement may be executed by the parties hereto in several counterparts and each such counterpart shall be deemed to be an original,

but all such counterparts shall together constitute one and the same agreement.

No Fiduciary Relationship.

        No provision in this Loan Agreement or in any other Loan Instrument, and no course of dealing among the parties hereto, shall be deemed to create any fiduciary duty by Lender to Borrower or Guarantor.

Notice of Breach by Lender.

        Borrower and Guarantor agree to give Lender written notice of (i) any action or inaction by Lender or any attorney of Lender in connection with the Loan Instruments that may be actionable against Lender or any attorney or Lender or (ii) any defense to the payment of Borrower's Obligations for any reason, including, but not limited to, commission of a tort or violation of any contractual duty implied by law. Borrower and Guarantor agree that unless such notice is fully given as promptly as possible (but in any event within 30 days) after Borrower or Guarantor has knowledge, or with the exercise of reasonable diligence should have had knowledge, of any such action, inaction or defense, Borrower and

Guarantor shall not assert, and shall be deemed to have waived, any claim or defense arising therefrom.

[SIGNATURE PAGE FOLLOWS]

















































IN WITNESS WHEREOF, this Loan Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

CAROLINA NATIONAL TRANSPORTATION INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________



GULF LINE TRANSPORT INC., an Indiana corporation

By: _____________________________


Name: ___________________________

Title: ____________________________


FIVE STAR TRANSPORT, INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________


CAM TRANSPORT, INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________



UNITY LOGISTIC SERVICES INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________








ERX, INC., an Indiana corporation


By: _____________________________

Name: ___________________________

Title: ____________________________
FRIENDLY TRANSPORT, INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________


TRANSPORT LEASING, INC., an Arkansas corporation

By: _____________________________

Name: ___________________________

Title: ____________________________


HARBOR BRIDGE INTERMODAL, INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________


PATRIOT LOGISTICS, INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________


LIBERTY TRANSPORT, INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________






KEYSTONE LINES CORPORATION, an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________





US 1 INDUSTRIES, INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________


U.S. BANK NATIONAL ASSOCIATION,
a national banking association

By: _____________________________


Name: Craig B. Collinson
Title: Senior Vice President






























             LIST OF EXHIBITS TO LOAN AGREEMENT






Exhibit 1.1(A)		 - 	Form of Compliance Certificate
Exhibit 2.1.4		 - 	Form of Notice of Borrowing
Schedule 5.4.3		 - 	Facility Sites, Locations of Property,
                              Books and Records
Schedule 5.4.4		 - 	Leases
Schedule 5.4.5		 - 	Real Property
Schedule 5.4.7		 - 	Existing Indebtedness
Schedule 5.6		 - 	Financial Statements
Schedule 5.7		 - 	Litigation
Schedule 5.11		 - 	Patents, Trademarks, Franchises and Agreements
Schedule 5.16		 -	Permitted Subordinated Indebtedness
Schedule 5.18.1	       - 	Employee Benefit Plans
Schedule 5.19.1	       - 	Collective Bargaining Agreements; Grievances
Exhibit A-1		       -	Reaffirmation of Limited Guaranty
                              (Michael Kibler)
Exhibit A-2		       -	Reaffirmation of Limited Guaranty
                              (Harold Antonson)
Exhibit B		       -	Reaffirmation of Corporate Guaranty
Exhibit C-1		       -	Acknowledgement (Kibler/Antonson)
Exhibit C-2		       -	Acknowledgement (August Investment Partnership)














                              Exhibit 1.1(A)

                            COMPLIANCE CERTIFICATE

        Reference is made to that certain Amended and Restated Loan Agreement dated as of March 10, 2005 (as the same may be amended, modified, supplemented or restated from time to time, the "Loan Agreement"), between the undersigned, and U.S. Bank National Association, a national banking association. All capitalized terms used but not elsewhere defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

        Pursuant to the Loan Agreement the undersigned hereby certifies to Lender that:

        (1)	as of _______________, 2005, ________________ is the [Chief
Financial Officer] of Borrower;

        (2)	except as set forth below, Borrower is in full compliance
with all terms and conditions of the Loan Agreement; and

        (3)	attached hereto as Schedule I is the calculation of Borrower's
(a) Maximum Unsubordinated Debt to EBITDA Ratio, and (b) Maximum Debt
Service Ratio.

        Compliance Exceptions (if any):

        With respect to any item identified as not being in compliance, the undersigned has attached and certifies as to the accuracy of statements specifying the violation, condition, or events which result in such non-compliance, the nature and status thereof, and the actions which borrower proposes to take with respect thereto to bring Borrower into full compliance with the Loan Agreement.

        The foregoing certifications are made by, in his/her capacity as the acting Chief Financial Officer of Borrower, from his/her personal knowledge, after due inquiry and with full knowledge that Lender will rely thereon. This Certificate is given pursuant to and in compliance with subsection 6.3.4 of the Loan Agreement.

        IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate on this ___ day of _________________, 2005.

					________________________________

By: _____________________________

Name: ___________________________

Title: ____________________________








                          Exhibit 2.1.4

               FORM OF NOTICE OF BORROWER/DISBURSEMENT REQUEST

__________________, 200_


U.S. Bank National Association
209 South LaSalle St., Suite 410
Chicago, IL 60604




Dear Sir:

        Reference is made to that certain Amended and Restated Loan Agreement dated as of March 10, 2005 (the "Loan Agreement") between the undersigned, the other Borrower Entities named therein, as the Borrower, US 1 Industries, Inc., as Guarantor and U.S. Bank National Association, as Lender. Capitalized Terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

        Borrower hereby notifies Lender that on the date hereof, Borrower desires to borrow $______________ of the Revolving Loan and Borrower hereby directs Lender to disburse such principal amount in accordance with the payment instructions attached hereto as Exhibit A.

        Borrower acknowledges that this Notice of Borrowing/Disbursement Request and acceptance by any Borrower Entity of the proceeds of the disbursements contemplated hereby constitute a representation and warranty that the conditions contained in subsection 2.1.4 of the Loan Agreement have been satisfied in all material respects.

                                             Very Truly Yours,

                                             ________________________________

                                             By:	__________________________
                                             Name:	__________________________
                                             Title:	__________________________
















                              Schedule 5.4.3

         Facility Sites, Locations of Property, Books and Records























































                                Schedule 5.4.4

                                    Leases






















































                                Schedule 5.4.5

                                 Real Property























































                              Schedule 5.4.7

                          Existing Indebtedness






















































                                Schedule 5.6

                            Financial Statements
























































                                  Schedule 5.7

                                   Litigation























































                                Schedule 5.11

               Patents, Trademarks, Franchises and Agreements























































                              Schedule 5.16

                   Permitted Subordinated Indebtedness
























































                               Schedule 5.18.1

                           Employee Benefit Plans























































                            Schedule 5.19.1


            Collective Bargaining Agreements; Grievances


















































                                EXHIBIT A-1

                                                            Date: March 10, 2005


                      REAFFIRMATION OF LIMITED GUARANTY

	In connection with the execution of that certain Amended and Restated Loan Agreement dated as of the date hereof, the undersigned, Michael Kibler, does hereby absolutely and unconditionally, reaffirm his limited guaranty dated as of October 1, 2003 to U.S. Bank National Association, a national banking association formerly known as Firstar Bank N.A. ("Lender"), of (i) prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of that certain Revolving Loan
Note, dated April 18, 2000, as amended and restated as of June 12, 2000, December 7, 2000, October 15, 2001, May 1, 2002, August 1, 2002, March 21,
2003, and October 1, 2003, in the principal amount of $10,000,000 (the "Revolving Loan Note"), executed by Carolina National Transportation Inc., an Indiana corporation ("Carolina"); Keystone Lines, a California orporation ("Keystone"); Gulf Line Transport Inc., an Indiana corporation ("Gulf Line"); Five Star Transport, Inc., an Indiana corporation
("Five Star"); CAM Transport, Inc., an Indiana corporation ("Cam");
Unity Logistic Services Inc., an Indiana corporation ("Unity"); ERX, Inc., an Indiana corporation ("ERX"); Friendly Transport, Inc. ("Friendly"); Transport Leasing, Inc., an Arkansas corporation ("Transport Leasing"); Transport Logistics, LLC, an Arkansas limited liability company ("Transport Logistics"); Harbor Bridge Intermodal, Inc., an Indiana corporation ("Harbor"); Patriot Logistics, Inc., an Indiana corporation ("Patriot"); Liberty Transport, Inc., an Indiana corporation ("Liberty"), and Keystone Lines Corporation, an Indiana corporation ("Keystone-Indiana") (Carolina, Keystone, Gulf Line, Five Star, Unity, ERX, Friendly, Transport Leasing, Transport Logistics, Harbor, Patriot, Liberty and Keystone-Indiana are hereinafter collectively referred to as "Borrowers") and (ii) prompt performance and payment of all of Borrower's Obligations (as defined in that certain Loan Agreement dated April 18, 2000, as amended as of June 9, 2000, December 7, 2000, March 1, 2001, October 15, 2001, May 1, 2002, August
1, 2002, March 21, 2003, and October 1, 2003, and as amended and restated by that certain Amended and Restated Loan Agreement, dated as of the date hereof, between Borrowers (other than Transport Logistics, which has been dissolved), Lender, and US 1 Industries, Inc. (the "Loan Agreement")) (any and all indebtedness represented or evidenced by or arising with respect to the Revolving Loan Note in favor of Lender and Borrower's Obligations hereinafter sometimes collectively referred to as the "Guaranteed Debt"), all on the terms set forth therein, and further guarantees the performance of his obligations with regards to the Revolving Loan Note and the Loan Agreement, as the same have been amended (or amended and restated, as the case may be), as of the date hereof.

Chicago, Illinois
				_________________________
					Michael Kibler









                               EXHIBIT A-2

                                                        Date: March 10, 2005

                    REAFFIRMATION OF LIMITED GUARANTY

	In connection with the execution of that certain Amended and Restated Loan Agreement dated as of the date hereof, the undersigned, Harold Antonson, does hereby absolutely and unconditionally, reaffirm his limited guaranty dated as of October 1, 2003 to U.S. Bank National Association, a national banking association formerly known as Firstar Bank N.A. ("Lender"), of (i) prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of that certain Revolving Loan Note, dated April 18, 2000, as amended and restated as of June 12, 2000, December 7, 2000, October 15, 2001, May 1, 2002, August 1, 2002, March 21, 2003, and
October 1, 2003, in the principal amount of $10,000,000 (the "Revolving Loan Note"), executed by Carolina National Transportation Inc., an Indiana corporation ("Carolina"); Keystone Lines, a California corporation ("Keystone"); Gulf Line Transport Inc., an Indiana corporation ("Gulf
Line"); Five Star Transport, Inc., an Indiana corporation ("Five Star");
CAM Transport, Inc., an Indiana corporation ("Cam"); Unity Logistic
Services Inc., an Indiana corporation ("Unity"); ERX, Inc., an Indiana corporation ("ERX"); Friendly Transport, Inc. ("Friendly"); Transport Leasing, Inc., an Arkansas corporation ("Transport Leasing"); Transport Logistics, LLC, an Arkansas limited liability company ("Transport Logistics"); Harbor Bridge Intermodal, Inc., an Indiana corporation ("Harbor"); Patriot Logistics, Inc., an Indiana corporation ("Patriot"); Liberty Transport, Inc., an Indiana corporation ("Liberty"), and Keystone Lines Corporation, an Indiana corporation ("Keystone-Indiana") (Carolina, Keystone, Gulf Line, Five Star, Unity, ERX, Friendly, Transport Leasing, Transport Logistics, Harbor, Patriot, Liberty and Keystone-Indiana are hereinafter collectively referred to as "Borrowers") and (ii) prompt performance and payment of all of Borrower's Obligations (as defined in that certain Loan Agreement dated April 18, 2000 , as amended as of June 9, 2000, December 7, 2000, March 1, 2001, October 15, 2001, May 1, 2002, August
1, 2002, March 21, 2003, and October 1, 2003, and as amended and restated by that certain Amended and Restated Loan Agreement, dated as of the date hereof, between Borrowers (other than Transport Logistics, which has been dissolved), Lender, and US 1 Industries, Inc. (the "Loan Agreement")) (any and all indebtedness represented or evidenced by or arising with respect to the Revolving Loan Note in favor of Lender and Borrower's Obligations hereinafter sometimes collectively referred to as the "Guaranteed Debt"), all on the terms set forth therein, and further guarantees the performance of his obligations with regards to the Revolving Loan Note and the Loan Agreement, as the same have been amended (or amended and restated, as the case may be), as of the date hereof.

Chicago, Illinois
				____________________

				Harold Antonson




                             EXHIBIT B

                                                           Date: March 10, 2005

                REAFFIRMATION OF CORPORATE GUARANTY

        To induce U.S. Bank National Association, a national banking association formerly known as Firstar Bank N.A., whose address is 30 N. Michigan Avenue, Chicago, Illinois 60602 ("Lender"), to advance funds to Carolina National Transportation Inc., an Indiana corporation ("Carolina"); Keystone Lines, a California corporation ("Keystone"); Gulf Line Transport Inc., an Indiana corporation ("Gulf Line"); Five Star Transport, Inc., an Indiana corporation ("Five Star"); CAM Transport, Inc., an Indiana corporation ("Cam"); Unity Logistic Services Inc., an Indiana corporation ("Unity"); ERX, Inc., an Indiana corporation ("ERX"); Friendly Transport, Inc. ("Friendly"); Transport Leasing, Inc., an Arkansas corporation ("Transport Leasing"); and Transport Logistics, LLC, an Arkansas limited liability company ("Transport Logistics"); Harbor Bridge Intermodal, Inc. ("Harbor"); Patriot Logistics, Inc. ("Patriot"); Liberty Transport, Inc. ("Liberty") and Keystone Lines Corporation, an Indiana corporation ("Keystone-Indiana") (Carolina, Keystone, Gulf Line, Five Star, Unity,
ERX, Friendly, Transport Leasing, Transport Logistics, Harbor, Patriot, Liberty, and Keystone-Indiana are hereinafter collectively referred to as "Borrowers") and to enter into a certain Amended and Restated Loan
Agreement dated as of the date hereof, which amends and restates that certain Loan Agreement dated as of April 18, 2000, as amended as of June 9, 2000, December 7, 2000, March 1, 2001, October 15, 2001, May 1, 2002, August
1, 2002, March 21, 2003, and October 1, 2003, between Borrowers, Lender, and US 1 Industries, Inc. of even date herewith between Borrowers (other than Transport Logistics, which has been dissolved) and Lender (which Amended and Restated Loan Agreement, is referred to herein as the "Loan Agreement") and to otherwise extend credit to Borrowers, the undersigned hereby irrevocably, absolutely and unconditionally reaffirms its Corporate
Guaranty dated as of October 1, 2003, concerning the payment and performance when due of all presently existing or hereafter incurred direct, indirect, absolute or contingent indebtedness, liabilities and other obligations of Borrowers to Lender arising out of or incurred in connection with the Revolving Loan Note dated April 18, 2000 from Borrowers to Lender, as amended and restated as of June 9, 2000, December 7, 2000, October 15, 2001, May 1, 2002, August 1, 2002, March 21, 2003 and October
1, 2003 (the "Revolving Loan Note"), or any document, instrument, mortgage, guaranty, or security agreement given or delivered to evidence or secure the indebtedness evidenced by the Notes, and all modifications, amendments and supplements thereto including, but not limited to, charges, interest and the principal, interest and other sums payable pursuant to the Notes or the Loan Agreement or any of the Loan Instruments (as defined in the Loan Agreement) (collectively, the "Obligations").

[SIGNATURE PAGE FOLLOWS]







Chicago, Illinois
                             US 1 INDUSTRIES, INC., an Indiana corporation

                             By:    _________________________________



                             Name:  _________________________________


                             Title: _________________________________
                                         Address: 1000 Colfax Street
                                         Gary, IN 46406
                                         Fax No.: (219) 977-5227












































                                   EXHIBIT C-1

                                 ACKNOWLEDGEMENT
                            (Subordination Agreement)

        The undersigned hereby acknowledge and agree, 1) that U.S. Bank National Association, a national banking association formerly known as Firstar Bank N.A. ("Lender"), has agreed to enter into a certain Amended and Restated Loan Agreement dated as of March 10, 2005 (the "Amendment") with the Borrowers identified therein (the "Borrowers"); 2) that the Subordinated Debt (as defined in that certain Subordination Agreement dated April 18, 2000, as amended by that certain Amendment to Subordination Agreement dated August 1, 2002, between Lender and the undersigned (the "Subordination Agreement")) is and shall continue to be subordinate, all as provided in the Subordination Agreement, to any sums loaned to the Borrowers, or any of them, in addition to being subordinate to any amounts otherwise advanced to Borrowers, or any of them, by Lender prior to or subsequent to the date hereof under the Loan Agreement (as that term is defined in the Amendment); and 3) that any amounts advanced to any of the Borrowers prior to or subsequent to the date hereof under the Loan Agreement shall constitute Senior Debt for purposes of the Subordination Agreement.

IN WITNESS WHEREOF, this Acknowledgement has been executed and delivered as of March 10, 2005


						______________________________
						Harold Antonson

						______________________________
						Michael Kibler

























                                  EXHIBIT C-2

                                ACKNOWLEDGEMENT
                           (Subordination Agreement)

        The undersigned hereby acknowledges and agrees, 1) that U.S.
Bank National Association, a national banking association formerly known as Firstar Bank N.A. ("Lender"), has agreed to enter into a certain Amended and Restated Loan Agreement dated as of March 10, 2005 (the "Amendment") with the Borrowers identified therein (the "Borrowers"); 2) that the Subordinated Debt (as defined in that certain Amended and Restated Subordination Agreement dated as of August 1, 2002, between Lender and the undersigned (the "Subordination Agreement")) is and shall continue to be subordinate, all as provided in the Subordination Agreement, to any sums loaned to the Borrowers, or any of them, in addition to being subordinate to any amounts otherwise advanced to Borrowers, or any of them, by Lender prior to or subsequent to the date hereof under the Loan Agreement (as that term is defined in the Amendment); and 3) that any amounts advanced to any of the Borrowers prior to or subsequent to the date hereof under the Loan Agreement shall constitute Senior Debt for purposes of the Subordination Agreement.

IN WITNESS WHEREOF, this Acknowledgement has been executed and delivered as of March 10, 2005.


				AUGUST INVESTMENT PARTNERSHIP

					By:	AUGUST INVESTMENT CORPORATION,
						General Partner

						By:	______________________________
						Its:	______________________________

























                                   Exhibit 10.13


                AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

        This Amendment to Amended and Restated Loan Agreement ("Amendment"), dated as of May 5, 2005 is between CAROLINA NATIONAL TRANSPORTATION INC., an Indiana corporation ("Carolina"); GULF LINE TRANSPORT INC., an Indiana corporation ("Gulf Line"); FIVE STAR TRANSPORT, INC., an Indiana corporation ("Five Star"); Cam TRANSPORT, INC., an Indiana corporation ("CAM"); UNITY LOGISTIC SERVICES INC., an Indiana corporation ("Unity"); ERX, INC., an Indiana corporation ("ERX"); FRIENDLY TRANSPORT, INC., an Indiana corporation ("Friendly"); TRANSPORT LEASING, INC., an Arkansas corporation ("Transport Leasing"); HARBOR BRIDGE INTERMODAL, INC., an Indiana corporation ("Harbor"); PATRIOT LOGISTICS, INC., an Indiana corporation ("Patriot"); LIBERTY TRANSPORT, INC., an Indiana corporation ("Liberty"); and KEYSTONE LINES CORPORATION, a California corporation ("Keystone"), (Carolina, Gulf Line, Five Star, CAM, Unity, ERX, Friendly, Transport Leasing, Harbor, Patriot, Liberty, and Keystone are hereinafter each referred to each as a "Borrower Entity", and collectively as the "Borrower"); US 1 INDUSTRIES, INC., an Indiana corporation ("Guarantor"); and U.S. BANK NATIONAL ASSOCIATION, a national banking association ("Lender"). Capitalized terms not defined herein have the meanings ascribed to them in the Loan Agreement, as that term is defined herein.

PRELIMINARY STATEMENT:

        All Borrower Entities have previously entered into an Amended and Restated Loan Agreement with Lender dated as of March 10, 2005 (the "Existing Loan Agreement," and, as amended by this Amendment, the "Loan Agreement").

        Lender has agreed to amend the Existing Loan Agreement to do the following: (i) waive events of default relating to Borrower's failure to comply with certain financial covenants arising out of the Cam Transport Judgment, as that term is defined herein; (ii) make corresponding adjustments to the provisions used to calculate collateral availability, set interest rate pricing, and determine compliance with financial covenants; and (iii) provide for other matters, as set forth herein.

        NOW, THEREFORE, it is hereby agreed as follows:

2. Each of Borrowers and Guarantor represent and warrant that except for the Events of Default waived by Lender pursuant to Section 5 of this Amendment, no Event of Default, except for those Events of Default waived by Section 5 of this Amendment, or Incipient Default exists or will occur as a result of the execution of and performance under this Amendment to Amended and Restated Loan Agreement and that each of their representations and warranties set forth in the Loan Instruments (as the definition of that term is amended by this Amendment) is true and correct as of the date hereof, except to the extent that any such representations or warranties speak exclusively to an earlier date.

3. New definitions are added to Section 1.1 of the Existing Loan Agreement as follows:

        "Cam Transport Judgment: that certain judgment in the amount of $1,700,000 entered against Cam on March 16, 2005, by the Court of Commons Pleas of Allendale County, South Carolina, in the case styled Lina Bennnett vs. Toby M. Ridgeway and Cam Transport, Inc., Case No. 03-CP."


        "Cam Transport Judgment Adjustment: an adjustment to the otherwise applicable financial statements of Borrower, solely for the purposes of:
(1) calculating Eligible Accounts Receivable under; (2) setting interest rate pricing under; and (3) determining compliance with the financial covenants contained in, this Agreement, which adjustment: (1) reverses the Cam Transport Judgment Reserve for the calendar quarter ended December 31, 2004 and all subsequent calendar quarters for which the Cam Transport Judgment remains unsatisfied; and (2) adds as an expense of Borrower the amount of $1,700,000 (or such lesser amount as is actually required to satisfy the Cam Transport Judgment), for the calendar quarter during which the Cam Transport Judgment is satisfied or nullified on appeal or otherwise."

        "Cam Transport Judgment Reserve: a reserve and related expense appearing in the financial statements of Borrower in the amount of $1,700,000, with respect to the Cam Transport Judgment."

4. The following definitions in Section 1.1 of the Existing Loan Agreement are amended and restated in their entirety as follows:

        "Eligible Accounts Receivable:  (1) The total amount of the
Accounts from completed transactions after deducting (i) Accounts over 75 days past invoice date; (ii) intercompany Accounts; (iii) foreign Accounts;
(iv) Accounts to the extent subject to customer setoffs; (v) Accounts for which the portion of the Account aged 75 days past the invoice date is in excess of 50% of the total indebtedness owed to any of the Borrower Entities by the account debtor; (vi) Accounts for which the account debtor is a Governmental Body, except those for which the account debtor is the government of the United States of America, or any department, commission, board, bureau, agency, public authority or instrumentality thereof and with respect to which all conditions to the pledge of and perfection of a first lien interest in such Accounts under the federal Assignment of Claims Act codified as 41 USC 15 and 31 USC 3727, as amended, on terms satisfactory to Lender, have been satisfied; and (vii) such other reserves as Lender may reasonably deem appropriate, less, only until such time as the Cam Transport Judgment is satisfied, (2) $1,700,000."

         "Loan Instruments:
(xv) 	      Loan Agreement;
(xvi) 	Revolving Loan Note;
(xvii) 	Corporate Guaranty;

(xviii) 	Security Instruments;
(xix) 	Closing Certificate;
(xx) 	      Subordination Agreements;
(xxi)       Personal Guaranties;
(xxii)      Reaffirmations of Personal Guaranties;
(xxiii) 	Corporate Guaranty;
(xxiv) 	Reaffirmation of Corporate Guaranty;
(xxv) 	Standby Letter of Credit;
(xxvi)      Application and Agreement for Standby Letter of Credit;
(xxvii)     Continuing Reimbursement Agreement for Standby Letters of Credit;
            and
(xxviii) such other instruments and documents as Lender may reasonably require in connection with the transactions contemplated by this Loan Agreement;

as the same may be amended and/or restated from time to time, including without limitation as amended by or pursuant to that certain Amended and Restated Loan Agreement dated March, 10, 2005, by and between the parties hereto, as amended by that certain Amendment to Amended and Restated Loan Agreement dated May 5, 2005."

5. Section 1.8 of the Existing Loan Agreement is amended and restated in its entirety as follows:

"1.8 Waiver of Certain Defaults.

The Loan Agreement requires that Borrower not permit the ratio of Unsubordinated Debt to EBITDA to exceed 3.25 to 1 for the last four (4) calendar quarters. During the four quarters ended March 31, 2005, Borrower allowed said ratio to exceed 3.25 to 1, owing to the Cam Transport Judgment Reserve. The Loan Agreement also requires that Borrower not permit its debt service ratio to be less than 1.25:1 on a rolling four (4) quarter average. During the four quarters ended December 31, 2004, Borrower allowed said ratio to be less than 1.25 to 1, also owing to the Cam Transport Judgment Reserve. Notwithstanding the terms of the Loan Agreement, Lender hereby waives the foregoing Events of Default, without waiving its right strictly to enforce the terms of the Loan Documents in the future."

6. The last sentence of Section 2.3.1 of the Existing Loan Agreement is amended and restated in its entirety as follows:

"For the purposes of this Section 2.3.1, EBITDA shall be determined based on a rolling four (4) quarter average, subject to the Cam Transport Judgment Adjustment for any period to which it is applicable."

7. Section 7.21 of the Existing Loan Agreement is amended and restated in its entirety as follows:

"7.21 Testing of Financial Covenants.

All of the financial covenants set forth in Sections 7.16 though 7.20 shall be fully satisfied by Guarantor and Borrower on a quarterly reporting basis, and shall take into account the Cam Judgment Adjustment for any period to which it is applicable."

8. Simultaneously with the execution hereof, Borrowers and Guarantor shall deliver to Lender the following, duly executed by the parties thereto other than Lender:

i) Reaffirmations of Personal Guaranties of Michael Kibler and Harold Antonson, in the forms attached hereto as Exhibits A-1 and A-2;

ii) Reaffirmation of Corporate Guaranty of Guarantor, in the form attached hereto as Exhibit B;

iii) Acknowledgements of the holders of Subordinated Indebtedness of, (1) the execution of this Amended and Restated Loan Agreement; (2) the continued effectiveness of those certain Subordination Agreements by and between Lender and, (a) Harold Antonson and Michael Kibler, dated as of April 18, 2000, as amended pursuant to that certain Amendment to Subordination Agreement dated as of August 1, 2002, and (b) August Investment Partnership, as amended and restated pursuant to that certain Amended and Restated Subordination Agreement dated as of August 1, 2002 (collectively, as so amended, the "Subordination Agreements"), in the forms attached hereto as Exhibits C-1 and C-2; and

iv) A legal opinion from Borrower's counsel, Troutman Sanders, LLP, in a form reasonably satisfactory to Lender's counsel regarding the Borrower's and the Guarantor's authorization, execution and delivery of this Amendment, dated as of the date hereof, and the documents referenced herein to which Borrower and/or Guarantor are a party, and the incorporation or organization, as the case may be, and the good standing, of each Borrower and of the Guarantor as of the date hereof.

9. All references to the "Loan Agreement" and other terms defined in the Existing Loan Agreement shall be deemed to take account of the Existing Loan Agreement, as amended by this Amendment.

10. Borrowers shall pay Lender a fee in the amount of $25,000, being 0.25% of the Revolving Loan Commitment, simultaneously with the execution of this Amendment, and shall reimburse Lender for all of Lender's out-of-pocket costs related to the transaction contemplated herein, including without limitation public record searches ordered by Lender or its counsel and legal fees incurred by Lender in connection with the preparation of documents, due diligence review or closing regarding the transaction contemplated herein or the enforcement of the terms hereof or of any of the Loan Instruments.

11. From time to time, Borrowers and Guarantor shall execute and deliver to Lender such additional documents as Lender reasonably may require to carry out the purposes of this Amendment and the Loan Instruments and to protect Lender's rights hereunder and thereunder, and shall not take any action inconsistent with the purposes of the Loan Instruments.

12. Except as expressly amended hereby, the terms and conditions of the Existing Loan Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned Borrowers, Lender, and Guarantor have signed this Amendment to Amended and Restated Loan Agreement as of the date first above written.

CAROLINA NATIONAL TRANSPORTATION INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________







GULF LINE TRANSPORT INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________


FIVE STAR TRANSPORT, INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________


CAM TRANSPORT, INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________


UNITY LOGISTIC SERVICES INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________


ERX, INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________


FRIENDLY TRANSPORT, INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________





TRANSPORT LEASING, INC., an Arkansas corporation

By: _____________________________

Name: ___________________________

Title: ____________________________


HARBOR BRIDGE INTERMODAL, INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________


PATRIOT LOGISTICS, INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________


LIBERTY TRANSPORT, INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________


KEYSTONE LINES CORPORATION, an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________


US 1 INDUSTRIES, INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________





U.S. BANK NATIONAL ASSOCIATION,
a national banking association

By: _____________________________

Name: Craig B. Collinson
Title: Senior Vice President

















































                                 EXHIBIT A-1

                                                              Date: May 5, 2005

                        REAFFIRMATION OF LIMITED GUARANTY

	In connection with the execution of that certain Amendment to Amended and Restated Loan Agreement dated as of the date hereof (the "Amendment"), the undersigned, Michael Kibler, does hereby absolutely and unconditionally reaffirm his limited guaranty dated as of October 1, 2003 to U.S. Bank National Association, a national banking association formerly known as Firstar Bank N.A. ("Lender"), of (i) prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of that certain Revolving Loan Note, dated April 18, 2000, as amended and restated as of June 12, 2000, December 7, 2000,
October 15, 2001, May 1, 2002, August 1, 2002, March 21, 2003, and
October 1, 2003, in the principal amount of $10,000,000 (the "Revolving
Loan Note"), executed by Carolina National Transportation Inc., an
Indiana corporation ("Carolina"); Keystone Lines, a California corporation ("Keystone"); Gulf Line Transport Inc., an Indiana corporation ("Gulf Line"); Five Star Transport, Inc., an Indiana corporation ("Five Star"); Cam Transport, Inc., an Indiana corporation ("CAM"); Unity
Logistic Services Inc., an Indiana corporation ("Unity"); ERX, Inc., an Indiana corporation ("ERX"); Friendly Transport, Inc. ("Friendly");
Transport Leasing, Inc., an Arkansas corporation ("Transport Leasing"); Transport Logistics, LLC, an Arkansas limited liability company
("Transport Logistics"); Harbor Bridge Intermodal, Inc., an Indiana corporation ("Harbor"); Patriot Logistics, Inc., an Indiana corporation ("Patriot"); Liberty Transport, Inc., an Indiana corporation ("Liberty"), and Keystone Lines Corporation, an Indiana corporation ("Keystone-
Indiana") (Carolina, Keystone, Gulf Line, Five Star, Unity, ERX,
Friendly, Transport Leasing, Transport Logistics, Harbor, Patriot, Liberty and Keystone-Indiana are hereinafter collectively referred to as "Borrowers") and (ii) prompt performance and payment of all of Borrower's Obligations (as defined in that certain Amended and Restated
Loan Agreement, dated as of March 10, 2005, as amended by the Amendment, between Borrowers, Lender, and US 1 Industries, Inc. (as so amended, the "Loan Agreement")) (any and all indebtedness represented or evidenced by or arising with respect to the Revolving Loan Note in favor of Lender and Borrower's Obligations hereinafter sometimes collectively referred to as the "Guaranteed Debt"), all on the terms set forth therein, and further guarantees the performance of his obligations with regards to the Revolving Loan Note and the Loan Agreement, as the same have been amended (or amended and restated, as the case may be), as of the date hereof.

Chicago, Illinois
				_________________________
					Michael Kibler








                              EXHIBIT A-2

                                                           Date: May 5, 2005

                     REAFFIRMATION OF LIMITED GUARANTY

	In connection with the execution of that certain Amendment to Amended and Restated Loan Agreement dated as of the date hereof (the "Amendment"), the undersigned, Harold Antonson, does hereby absolutely and unconditionally reaffirm his limited guaranty dated as of October 1, 2003 to U.S. Bank National Association, a national banking association formerly known as Firstar Bank N.A. ("Lender"), of (i) prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of that certain Revolving Loan Note, dated April 18, 2000, as amended and restated as of June 12, 2000, December 7, 2000, October 15, 2001, May 1, 2002, August 1, 2002, March 21, 2003, and October 1, 2003, in the principal amount of $10,000,000 (the "Revolving Loan Note"), executed by Carolina National Transportation Inc., an Indiana corporation ("Carolina"); Keystone Lines, a California corporation ("Keystone"); Gulf Line Transport Inc., an Indiana corporation ("Gulf Line"); Five Star Transport, Inc., an Indiana corporation ("Five Star"); Cam Transport, Inc., an Indiana corporation ("CAM"); Unity Logistic Services Inc., an Indiana corporation ("Unity");
ERX, Inc., an Indiana corporation ("ERX"); Friendly Transport, Inc. ("Friendly"); Transport Leasing, Inc., an Arkansas corporation
("Transport Leasing"); Transport Logistics, LLC, an Arkansas limited liability company ("Transport Logistics"); Harbor Bridge Intermodal, Inc., an Indiana corporation ("Harbor"); Patriot Logistics, Inc., an Indiana corporation ("Patriot"); Liberty Transport, Inc., an Indiana corporation ("Liberty"), and Keystone Lines Corporation, an Indiana corporation ("Keystone-Indiana") (Carolina, Keystone, Gulf Line, Five Star, Unity,
ERX, Friendly, Transport Leasing, Transport Logistics, Harbor, Patriot, Liberty and Keystone-Indiana are hereinafter collectively referred to as "Borrowers") and (ii) prompt performance and payment of all of Borrower's Obligations (as defined in that certain Amended and Restated Loan
Agreement, dated as of March 10, 2005, as amended by the Amendment, between Borrowers, Lender, and US 1 Industries, Inc. (as so amended, the "Loan Agreement")) (any and all indebtedness represented or evidenced by or arising with respect to the Revolving Loan Note in favor of Lender and Borrower's Obligations hereinafter sometimes collectively referred to as the "Guaranteed Debt"), all on the terms set forth therein, and further guarantees the performance of his obligations with regards to the Revolving Loan Note and the Loan Agreement, as the same have been amended (or amended and restated, as the case may be), as of the date hereof.

Chicago, Illinois
				____________________
				Harold Antonson











                                 EXHIBIT B

                                                          Date: May 5, 2005

                    REAFFIRMATION OF CORPORATE GUARANTY

        To induce U.S. Bank National Association, a national banking association formerly known as Firstar Bank N.A., whose address is 30 N. Michigan Avenue, Chicago, Illinois 60602 ("Lender"), to advance funds to Carolina National Transportation Inc., an Indiana corporation
("Carolina"); Keystone Lines, a California corporation ("Keystone"); Gulf Line Transport Inc., an Indiana corporation ("Gulf Line"); Five Star Transport, Inc., an Indiana corporation ("Five Star"); Cam Transport, Inc., an Indiana corporation ("CAM"); Unity Logistic Services Inc., an Indiana corporation ("Unity"); ERX, Inc., an Indiana corporation ("ERX");
Friendly Transport, Inc. ("Friendly"); Transport Leasing, Inc., an
Arkansas corporation ("Transport Leasing"); and Transport Logistics, LLC, an Arkansas limited liability company ("Transport Logistics"); Harbor Bridge Intermodal, Inc. ("Harbor"); Patriot Logistics, Inc. ("Patriot"); Liberty Transport, Inc. ("Liberty") and Keystone Lines Corporation, an Indiana corporation ("Keystone-Indiana") (Carolina, Keystone, Gulf Line,

Five Star, Unity, ERX, Friendly, Transport Leasing, Transport Logistics, Harbor, Patriot, Liberty, and Keystone-Indiana are hereinafter collectively referred to as "Borrowers") and to enter into a certain Amendment to Amended and Restated Loan Agreement dated as of the date hereof, which amends that certain Amended and Restated Loan Agreement dated as of March 10, 2005 (which Amended and Restated Loan Agreement, as so amended, is referred to herein as the "Loan Agreement") and to otherwise extend credit to Borrowers, the undersigned hereby irrevocably, absolutely and unconditionally reaffirms its Corporate Guaranty dated as of October 1, 2003, concerning the payment and performance when due of all presently existing or hereafter incurred direct, indirect, absolute or contingent indebtedness, liabilities and other obligations of Borrowers to Lender arising out of or incurred in connection with the Revolving Loan Note dated April 18, 2000 from Borrowers to Lender, as amended and restated as of June 9, 2000, December 7, 2000, October 15, 2001, May 1, 2002, August 1, 2002, March 21, 2003 and October
1, 2003 (the "Revolving Loan Note"), or any document, instrument, mortgage, guaranty, or security agreement given or delivered to evidence or secure the indebtedness evidenced by the Revolving Loan Note, and all modifications, amendments and supplements thereto including, but not limited to, charges, interest and the principal, interest and other sums payable pursuant to the Revolving Loan Note or the Loan Agreement or any of the Loan Instruments (as defined in the Loan Agreement) (collectively, the "Obligations").

Chicago, Illinois
                             US 1 INDUSTRIES, INC., an Indiana corporation

                             By: _________________________________

                             Name: _______________________________

                             Title: ________________________________
                                       Address: 1000 Colfax Street
                                       Gary, IN 46406
                                       Fax No.: (219) 977-5227

                                  EXHIBIT C-1

                                ACKNOWLEDGEMENT
                           (Subordination Agreement)

        The undersigned hereby acknowledge and agree, 1) that U.S. Bank National Association, a national banking association ("Lender"), has agreed to enter into a certain Amendment to Amended and Restated Loan Agreement dated as of May 5, 2005 (the "Amendment") with the Borrowers identified therein (the "Borrowers"); 2) that the Subordinated Debt (as defined in that certain Subordination Agreement dated April 18, 2000, as amended by that certain Amendment to Subordination Agreement dated August 1, 2002, between Lender and the undersigned (the "Subordination Agreement")) is and shall continue to be subordinate, all as provided in the Subordination Agreement, to any sums loaned to the Borrowers, or any of them, in addition to being subordinate to any amounts otherwise advanced to Borrowers, or any of them, by Lender prior to or subsequent to the date hereof under the Loan Agreement (as that term is defined in the Amendment); and 3) that any amounts advanced to any of the Borrowers prior to or subsequent to the date hereof under the Loan Agreement shall constitute Senior Debt for purposes of the Subordination Agreement.

IN WITNESS WHEREOF, this Acknowledgement has been executed and delivered as of May 5, 2005


						______________________________
						Harold Antonson

						______________________________
						Michael Kibler



























                                     EXHIBIT C-2

                                  ACKNOWLEDGEMENT
                             (Subordination Agreement)



        The undersigned hereby acknowledges and agrees, 1) that U.S. Bank National Association, a national banking association ("Lender"), has agreed to enter into a certain Amendment to Amended and Restated Loan Agreement dated as of May 5, 2005 (the "Amendment") with the Borrowers identified therein (the "Borrowers"); 2) that the Subordinated Debt (as defined in that certain Amended and Restated Subordination Agreement dated as of August 1, 2002, between Lender and the undersigned (the "Subordination Agreement")) is and shall continue to be subordinate, all as provided in the Subordination Agreement, to any sums loaned to the Borrowers, or any of them, in addition to being subordinate to any amounts otherwise advanced to Borrowers, or any of them, by Lender prior to or subsequent to the date hereof under the Loan Agreement (as that term is defined in the Amendment); and 3) that any amounts advanced to any of the Borrowers prior to or subsequent to the date hereof under the Loan Agreement shall constitute Senior Debt for purposes of the Subordination Agreement.

IN WITNESS WHEREOF, this Acknowledgement has been executed and delivered as of May 5, 2005.


				AUGUST INVESTMENT PARTNERSHIP

					By:	AUGUST INVESTMENT CORPORATION,
						General Partner


			      By:	______________________________

				Its:	______________________________



















                               Exhibit 10.14

           SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

        This Second Amendment to Amended and Restated Loan Agreement ("Amendment"), dated as of September 30, 2005 is between CAROLINA
NATIONAL TRANSPORTATION INC., an Indiana corporation ("Carolina"); GULF
LINE TRANSPORT INC., an Indiana corporation ("Gulf Line"); FIVE STAR TRANSPORT, INC., an Indiana corporation ("Five Star"); Cam TRANSPORT, INC., an Indiana corporation ("CAM"); UNITY LOGISTIC SERVICES INC., an Indiana corporation ("Unity"); ERX, INC., an Indiana corporation ("ERX"); FRIENDLY TRANSPORT, INC., an Indiana corporation ("Friendly"); TRANSPORT LEASING, INC., an Arkansas corporation ("Transport Leasing"); HARBOR BRIDGE INTERMODAL, INC., an Indiana corporation ("Harbor"); PATRIOT LOGISTICS, INC., an Indiana corporation ("Patriot"); LIBERTY TRANSPORT, INC., an Indiana corporation ("Liberty"); and KEYSTONE LINES CORPORATION, a California corporation ("Keystone"), (Carolina, Gulf Line, Five Star, CAM, Unity,
ERX, Friendly, Transport Leasing, Harbor, Patriot, Liberty, and Keystone

are hereinafter each referred to each as a "Borrower Entity", and collectively as the "Borrower"); US 1 INDUSTRIES, INC., an Indiana corporation ("Guarantor"); and U.S. BANK NATIONAL ASSOCIATION, a national banking association ("Lender"). Capitalized terms not defined herein have the meanings ascribed to them in the Existing Loan Agreement, as that term is defined herein.

PRELIMINARY STATEMENT:

        All Borrower Entities have previously entered into an Amended and Restated Loan Agreement with Lender dated as of March 10, 2005, as amended by that certain Amendment to Amended and Restated Loan Agreement dated as of May 5, 2005 (as so amended, the "Existing Loan Agreement," and, as amended by this Amendment, the "Loan Agreement").

        Lender has agreed to amend the Existing Loan Agreement to do the following: (i) extend the Maturity Date until October 1, 2007; (ii) revise the definition of Tangible Net Worth; and (iii) provide for other matters, all as set forth herein.

        NOW, THEREFORE, it is hereby agreed as follows:

13. Each of Borrowers and Guarantor represent and warrant that no Event of Default or Incipient Default exists or will occur as a result of the execution of and performance under this Amendment and that each of their representations and warranties set forth in the Loan Instruments (as the definition of that term is amended by this Amendment) is true and correct as of the date hereof, except to the extent that any such representations or warranties speak exclusively to an earlier date.

14. The following definitions in Section 1.1 of the Existing Loan Agreement are amended and restated in their entirety as follows:

        "Loan Instruments:

(xxix) 	Loan Agreement;
(xxx) 	Revolving Loan Note;
(xxxi) 	Corporate Guaranty;
(xxxii) 	Security Instruments;
(xxxiii) 	Closing Certificate;
(xxxiv) 	Subordination Agreements;
(xxxv)      Personal Guaranties;
(xxxvi)     Reaffirmations of Personal Guaranties;
(xxxvii) 	Corporate Guaranty;
(xxxviii) 	Reaffirmation of Corporate Guaranty;
(xxxix) 	Standby Letter of Credit;
(xl)        Application and Agreement for Standby Letter of Credit;
(xli)       Continuing Reimbursement Agreement for Standby Letters of Credit;
            and
(xlii)      such other instruments and documents as Lender may reasonably require in connection with the transactions contemplated by this Loan Agreement;

as the same may be amended and/or restated from time to time, including without limitation as amended by or pursuant to that certain Amended and Restated Loan Agreement dated as of March, 10, 2005, by and between the parties hereto, as amended by that certain Amendment to Amended and Restated Loan Agreement dated as of May 5, 2005, and by that certain Second Amendment to Amended and Restated Loan Agreement dated as of September 30, 2005."

	"Revolving Loan Maturity Date: the earlier of (i) October 1, 2007 or (ii) the date on which Borrower's Obligations are accelerated pursuant to the Loan Agreement."

	"Tangible Net Worth: at any date, means Guarantor's net worth at such date after subtracting therefrom the aggregate amount at such date of any intangible assets of Borrower, including, without limitation, prepaid amounts, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names, and Non-Trade Receivables."

15. A new definition is added to Section 1.1 of the Existing Loan Agreement as follows:

	"Non-Trade Receivables: receivables arising other than from the provision of services by the Borrowers in the ordinary course of business."

16. Simultaneously with the execution hereof, Borrowers and Guarantor shall deliver to Lender the following, duly executed by the parties thereto other than Lender:

i) Reaffirmations of Personal Guaranties of Michael Kibler and Harold Antonson, in the forms attached hereto as Exhibits A-1 and A-2;

ii) Reaffirmation of Corporate Guaranty of Guarantor, in the form attached hereto as Exhibit B;



iii) Acknowledgements of the holders of Subordinated Indebtedness of, (1) the execution of this Amended and Restated Loan Agreement; (2) the continued effectiveness of those certain Subordination Agreements by and between Lender and, (a) Harold Antonson and Michael Kibler, dated as of April 18, 2000, as amended pursuant to that certain Amendment to Subordination Agreement dated as of August 1, 2002, and (b) August Investment Partnership, as amended and restated pursuant to that certain Amended and Restated Subordination Agreement dated as of August 1, 2002 (collectively, as so amended, the "Subordination Agreements"), in the forms attached hereto as Exhibits C-1 and C-2; and

iv) A legal opinion from Borrower's counsel, Troutman Sanders, LLP, in a form reasonably satisfactory to Lender's counsel regarding the Borrower's and the Guarantor's authorization, execution and delivery of this Amendment, dated as of the date hereof, and the documents referenced herein to which Borrower and/or Guarantor are a party, and the incorporation or organization, as the case may be, and the good standing, of each Borrower and of the Guarantor as of the date hereof.

17. All references to the "Loan Agreement" and other terms defined in the Existing Loan Agreement shall be deemed to take account of the Existing Loan Agreement, as amended by this Amendment.

18. Borrower shall reimburse Lender for all of Lender's out-of-pocket costs related to the transaction contemplated herein, including without limitation public record searches ordered by Lender or its counsel and legal fees incurred by Lender in connection with the preparation of documents, due diligence review or closing regarding the transaction contemplated herein or the enforcement of the terms hereof or of any of the Loan Instruments.

19. From time to time, Borrowers and Guarantor shall execute and deliver to Lender such additional documents as Lender reasonably may require to carry out the purposes of this Amendment and the Loan Instruments and to protect Lender's rights hereunder and thereunder, and shall not take any action inconsistent with the purposes of the Loan Instruments.

20. Except as expressly amended hereby, the terms and conditions of the Existing Loan Agreement shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]



























IN WITNESS WHEREOF, the undersigned Borrowers, Lender, and Guarantor have signed this Amendment to Amended and Restated Loan Agreement as of the date first above written.

CAROLINA NATIONAL TRANSPORTATION INC., an Indiana corporation



By: _____________________________

Name: ___________________________

Title: ____________________________


GULF LINE TRANSPORT INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________


FIVE STAR TRANSPORT, INC., an Indiana corporation

By: _____________________________

Name: ___________________________


Title: ____________________________




CAM TRANSPORT, INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________

UNITY LOGISTIC SERVICES INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________




ERX, INC., an Indiana corporation

By: _____________________________


Name: ___________________________

Title: ____________________________


FRIENDLY TRANSPORT, INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________


TRANSPORT LEASING, INC., an Arkansas corporation

By: _____________________________

Name: ___________________________

Title: ____________________________


HARBOR BRIDGE INTERMODAL, INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________


PATRIOT LOGISTICS, INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________


LIBERTY TRANSPORT, INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________






KEYSTONE LINES CORPORATION, an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________

US 1 INDUSTRIES, INC., an Indiana corporation

By: _____________________________

Name: ___________________________

Title: ____________________________


U.S. BANK NATIONAL ASSOCIATION,
a national banking association

By: _____________________________

Name: Craig B. Collinson
Title: Senior Vice President

































                                EXHIBIT A-1

                                                Date: September 30, 2005

                    REAFFIRMATION OF LIMITED GUARANTY

	In connection with the execution of that certain Second Amendment to Amended and Restated Loan Agreement dated as of the date hereof (the "Amendment"), the undersigned, Michael Kibler, does hereby absolutely and unconditionally reaffirm his limited guaranty dated as of October 1, 2003 to U.S. Bank National Association, a national banking association formerly known as Firstar Bank N.A. ("Lender"), of (i) prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of that certain Revolving Loan Note, dated April 18, 2000, as amended and restated as of June 12, 2000, December 7, 2000, October 15, 2001, May 1, 2002, August 1, 2002, March 21, 2003, and October 1, 2003, in the principal amount of $10,000,000 (the "Revolving Loan Note"), executed by Carolina National Transportation Inc., an Indiana corporation ("Carolina"); Keystone Lines, a California corporation ("Keystone"); Gulf Line Transport Inc., an Indiana corporation ("Gulf Line"); Five Star Transport, Inc., an Indiana corporation ("Five Star"); Cam Transport, Inc., an Indiana corporation ("CAM"); Unity Logistic Services Inc., an Indiana corporation ("Unity"); ERX, Inc., an Indiana corporation ("ERX"); Friendly Transport, Inc. ("Friendly"); Transport Leasing, Inc., an Arkansas corporation ("Transport Leasing"); Transport Logistics, LLC, an Arkansas limited liability company ("Transport Logistics"); Harbor Bridge Intermodal, Inc., an Indiana corporation ("Harbor"); Patriot Logistics, Inc., an Indiana corporation ("Patriot"); Liberty Transport, Inc., an Indiana corporation ("Liberty"), and Keystone Lines Corporation, an Indiana corporation ("Keystone-Indiana") (Carolina, Keystone, Gulf Line, Five Star, Unity, ERX, Friendly, Transport Leasing, Transport Logistics, Harbor, Patriot, Liberty and Keystone-Indiana are hereinafter collectively referred to as "Borrowers") and (ii) prompt performance and payment of all of Borrower's Obligations (as defined in that certain Amended and Restated Loan Agreement, dated as of March 10, 2005, as amended as of May 5, 2005, and as amended by the Amendment, between Borrowers, Lender, and US 1 Industries, Inc. (as so amended, the "Loan Agreement")) (any and all indebtedness represented or evidenced by or arising with respect to the Revolving Loan Note in favor of Lender and Borrower's Obligations hereinafter sometimes collectively referred to as the "Guaranteed Debt"), all on the terms set forth therein, and further guarantees the performance of his obligations with regards to the Revolving Loan Note and the Loan Agreement, as the same have been amended (or amended and restated, as the case may be), as of the date hereof.

Chicago, Illinois
				_________________________
					Michael Kibler













                                     EXHIBIT A-2

                                                    Date: September 30, 2005

                         REAFFIRMATION OF LIMITED GUARANTY

	In connection with the execution of that certain Second Amendment to Amended and Restated Loan Agreement dated as of the date hereof (the "Amendment"), the undersigned, Harold Antonson, does hereby absolutely and unconditionally reaffirm his limited guaranty dated as of October 1, 2003 to U.S. Bank National Association, a national banking association formerly known as Firstar Bank N.A. ("Lender"), of (i) prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of that certain Revolving Loan Note, dated as of April 18, 2000, as amended and restated as of June 12, 2000, December 7, 2000,
October 15, 2001, May 1, 2002, August 1, 2002, March 21, 2003, and October
1, 2003, in the principal amount of $10,000,000 (the "Revolving Loan Note"), executed by Carolina National Transportation Inc., an Indiana corporation ("Carolina"); Keystone Lines, a California corporation ("Keystone"); Gulf Line Transport Inc., an Indiana corporation ("Gulf Line"); Five Star Transport, Inc., an Indiana corporation ("Five Star"); Cam Transport, Inc., an Indiana corporation ("CAM"); Unity Logistic Services Inc., an Indian a corporation ("Unity"); ERX, Inc., an Indiana corporation ("ERX"); Friendly Transport, Inc. ("Friendly"); Transport Leasing, Inc., an Arkansas corporation ("Transport Leasing"); Transport Logistics, LLC, an Arkansas limited liability company ("Transport Logistics"); Harbor Bridge
Intermodal, Inc., an Indiana corporation ("Harbor"); Patriot Logistics, Inc., an Indiana corporation ("Patriot"); Liberty Transport, Inc., an Indiana corporation ("Liberty"), and Keystone Lines Corporation, an Indiana corporation ("Keystone-Indiana") (Carolina, Keystone, Gulf Line, Five Star, Unity, ERX, Friendly, Transport Leasing, Transport Logistics, Harbor, Patriot, Liberty and Keystone-Indiana are hereinafter collectively referred to as "Borrowers") and (ii) prompt performance and payment of all of Borrower's Obligations (as defined in that certain Amended and Restated
Loan Agreement, dated as of March 10, 2005, as amended as of May 5, 2005, and as amended by the Amendment, between Borrowers, Lender, and US 1 Industries, Inc. (as so amended, the "Loan Agreement")) (any and all indebtedness represented or evidenced by or arising with respect to the Revolving Loan
Note in favor of Lender and Borrower's Obligations hereinafter sometimes collectively referred to as the "Guaranteed Debt"), all on the terms set forth therein, and further guarantees the performance of his obligations with regards to the Revolving Loan Note and the Loan Agreement, as the same have been amended (or amended and restated, as the case may be), as of the date hereof.

Chicago, Illinois
				____________________
				Harold Antonson






                                 EXHIBIT B

                                                 Date: September 30, 2005

                     REAFFIRMATION OF CORPORATE GUARANTY

        To induce U.S. Bank National Association, a national banking association formerly known as Firstar Bank N.A., whose address is 30 N. Michigan Avenue, Chicago, Illinois 60602 ("Lender"), to advance funds to Carolina National Transportation Inc., an Indiana corporation ("Carolina"); Keystone Lines, a California corporation ("Keystone"); Gulf Line Transport Inc., an Indiana corporation ("Gulf Line"); Five Star Transport, Inc., an Indiana corporation ("Five Star"); Cam Transport, Inc., an Indiana corporation ("CAM"); Unity Logistic Services Inc., an Indiana corporation ("Unity"); ERX, Inc., an Indiana corporation ("ERX"); Friendly Transport, Inc. ("Friendly"); Transport Leasing, Inc., an Arkansas corporation ("Transport Leasing"); and Transport Logistics, LLC, an Arkansas limited liability company ("Transport Logistics"); Harbor Bridge Intermodal, Inc. ("Harbor"); Patriot Logistics, Inc. ("Patriot"); Liberty Transport, Inc. ("Liberty") and Keystone Lines Corporation, an Indiana corporation ("Keystone-Indiana") (Carolina, Keystone, Gulf Line, Five Star, Unity, ERX, Friendly, Transport Leasing, Transport Logistics, Harbor, Patriot, Liberty, and Keystone-Indiana are hereinafter collectively referred to as "Borrowers") and to enter into a certain Second Amendment to Amended and Restated Loan Agreement dated as of the date hereof, which amends that certain Amended and Restated Loan Agreement dated as of March 10, 2005, as amended as of May 5, 2005 (which Amended and Restated Loan Agreement, as so amended, is referred to herein as the "Loan Agreement") and to otherwise extend credit to Borrowers, the undersigned hereby irrevocably, absolutely and unconditionally reaffirms its Corporate Guaranty dated as of October 1, 2003, concerning the payment and performance when due of all presently existing or hereafter incurred direct, indirect, absolute or contingent indebtedness, liabilities and other obligations of Borrowers to Lender arising out of or incurred in connection with the Revolving Loan Note dated as of April 18, 2000 from Borrowers to Lender, as amended and restated as f June 9, 2000, December 7, 2000, October 15, 2001, May 1, 2002, August 1,
2002, March 21, 2003 and October 1, 2003 (the "Revolving Loan Note"), or any document, instrument, mortgage, guaranty, or security agreement given or delivered to evidence or secure the indebtedness evidenced by the Revolving Loan Note, and all modifications, amendments and supplements thereto including, but not limited to, charges, interest and the principal, interest and other sums payable pursuant to the Revolving Loan Note or the Loan Agreement or any of the Loan Instruments (as defined in the Loan Agreement) (collectively, the "Obligations").

Chicago, Illinois
                               US 1 INDUSTRIES, INC., an Indiana corporation

                               By: _________________________________
                               Name: _______________________________
                               Title: ________________________________
                                          Address: 1000 Colfax Street
                                          Gary, IN 46406
                                          Fax No.: (219) 977-5227



                                    EXHIBIT C-1

                                 ACKNOWLEDGEMENT
                              (Subordination Agreement)


        The undersigned hereby acknowledge and agree, (1) that U.S. Bank National Association, a national banking association ("Lender"), has agreed to enter into a certain Second Amendment to Amended and Restated Loan Agreement dated as of September 30, 2005 (the "Amendment") with the Borrowers identified therein (the "Borrowers"); (2) that the Subordinated Debt (as defined in that certain Subordination Agreement dated as of April 18, 2000, as amended by that certain Amendment to Subordination Agreement dated as of August 1, 2002, between Lender and the undersigned (the "Subordination Agreement")) is and shall continue to be subordinate, all as provided in the Subordination Agreement, to any sums loaned to the Borrowers, or any of them, in addition to being subordinate to any amounts otherwise advanced to Borrowers, or any of them, by Lender prior to or subsequent to the date hereof under the Loan Agreement (as that term is defined in the Amendment); and (3) that any amounts advanced to any of the Borrowers prior to or subsequent to the date hereof under the Loan Agreement shall constitute Senior Debt for purposes of the Subordination Agreement.

IN WITNESS WHEREOF, this Acknowledgement has been executed and delivered as of September 30, 2005


						______________________________
						Harold Antonson

						______________________________
						Michael Kibler






















                                   EXHIBIT C-2

                                 ACKNOWLEDGEMENT
                           (Subordination Agreement)

        The undersigned hereby acknowledges and agrees, 1) that U.S. Bank National Association, a national banking association ("Lender"), has agreed to enter into a certain Amendment to Second Amended and Restated Loan Agreement dated as of September 30, 2005 (the "Amendment") with the Borrowers identified therein (the "Borrowers"); 2) that the Subordinated Debt (as defined in that certain Amended and Restated Subordination Agreement dated as of August 1, 2002, between Lender and the undersigned (the "Subordination Agreement")) is and shall continue to be subordinate, all as provided in the Subordination Agreement, to any sums loaned to the Borrowers, or any of them, in addition to being subordinate to any amounts otherwise advanced to Borrowers, or any of them, by Lender prior to or subsequent to the date hereof under the Loan Agreement (as that term is defined in the Amendment); and 3) that any amounts advanced to any of the Borrowers prior to or subsequent to the date hereof under the Loan Agreement shall constitute Senior Debt for purposes of the Subordination Agreement.

IN WITNESS WHEREOF, this Acknowledgement has been executed and delivered as of September 30, 2005.


				AUGUST INVESTMENT PARTNERSHIP

					By:	AUGUST INVESTMENT CORPORATION,
						General Partner

						By:	______________________________
						Its:	______________________________